                                                                    EXHIBIT 10.8

                                                                      8/29/96


                           ASSET PURCHASE AGREEMENT



                          dated as of August 29, 1996


                                    between


                                 MEDIACOM LLC


                                      and


                       SAGUARO CABLE TV INVESTORS, L.P.

                               Table of Contents
                               -----------------

                                                           Page

ARTICLE I     CERTAIN DEFINITIONS                          1
---------     -------------------

ARTICLE II    PURCHASE AND SALE                            7
----------    -----------------
Section 2.1   Covenant of Purchase and Sale; Assets        7
Section 2.2   Excluded Assets                              9
Section 2.3   Assumed and Retained Obligations
              and Liabilities                             10
Section 2.4   Purchase Price                              11
Section 2.5   Escrow Amount                               12
Section 2.6   Current Items Amount                        12
Section 2.7   Purchase Price and Closing Adjustments      13

ARTICLE III   RELATED MATTERS                             15
-----------   ---------------
Section 3.1   HSR Act Compliance                          15
Section 3.2   Noncompetition Agreement                    15
Section 3.3   Bulk Sales                                  15
Section 3.4   Use of Name and Logos                       15
Section 3.5   Transfer Taxes                              15

ARTICLE IV    BUYER'S REPRESENTATIONS AND WARRANTIES      16
----------    --------------------------------------
Section 4.1   Organization of Buyer                       16
Section 4.2   Authority                                   16
Section 4.3   No Conflict; Required Consents              16
Section 4.4   Litigation                                  17
Section 4.5   Finders and Brokers                         17
Section 4.6   Full Access                                 17
Section 4.7   Taxpayer Identification Number              17

ARTICLE V     SELLER'S REPRESENTATIONS AND WARRANTIES     17
---------     ---------------------------------------
Section 5.1   Organization and Qualification of Seller    17
Section 5.2   Authority                                   18
Section 5.3   No Conflict; Required Consents              18
Section 5.4   Title to Assets; Sufficiency                19
Section 5.5   Franchises, Licenses, and Contracts         20
Section 5.6   Employee Benefits                           20
Section 5.7   Employees                                   21
Section 5.8   Litigation                                  22
Section 5.9   Tax Returns; Other Reports                  22
Section 5.10  System Compliance                           23
Section 5.11  Systems Information                         25
Section 5.12  Environmental                               26
Section 5.13  Financial and Operational Information       27
Section 5.14  No Adverse Change; Operations of
              the Business                                28
Section 5.15  Taxpayer Identification Number              28
Section 5.16  Intangibles                                 28
Section 5.17  Accounts Receivable                         29
Section 5.18  Bonds                                       29

Section 5.19  Exclusivity                                 29
Section 5.20  Rights to Assets                            29
Section 5.21  Transactions with Affiliates and Employees  30
Section 5.22  Disclaimer of Warranty                      30
Section 5.23  Real Property                               30
Section 5.24  Equipment                                   31
Section 5.25  No Other Consents                           31
Section 5.26  No Undisclosed Liabilities                  32
Section 5.27  Liabilities to Subscribers                  32
Section 5.28  Restoration                                 32
Section 5.29  Certain Programming Arrangements
              and Relationships                           32
Section 5.30  Finders; Brokers and Advisors               33
Section 5.31  Disclosure                                  33

ARTICLE VI    COVENANTS                                   33
----------    ---------
Section 6.1   Certain Affirmative Covenants of Seller
              Regarding the Systems                       33
Section 6.2   Certain Negative Covenants of Seller        35
Section 6.3   FCC Approval; Forms 394                     37
Section 6.4   Release of Certain Liens, Litigation
              and Other Obligations                       37
Section 6.5   Certain Other Covenants of Seller           37
Section 6.6   Employee Matters                            38
Section 6.7   WARN Act                                    40
Section 6.8   Exclusivity                                 40
Section 6.9   Title Insurance                             40
Section 6.10  Confidentiality                             41
Section 6.11  Supplements to Schedules                    42
Section 6.12  Notification of Certain Matters             42
Section 6.13  Commercially Reasonable Best Efforts        42
Section 6.14  Closing Date Financial Statements           43
Section 6.15  Customer Notification                       43
Section 6.16  Consents                                    43
Section 6.17  Risk of Loss; Condemnation                  43
Section 6.18  Phase I Study                               44
Section 6.19  UCC Searches                                45

ARTICLE VII   CONDITIONS PRECEDENT                        45
-----------   --------------------
Section 7.1   Conditions to Buyer's Obligations           45
Section 7.2   Conditions to Seller's Obligations          47

ARTICLE VII   CLOSING                                     48
-----------   -------
Section 8.1   Closing; Time and Place                     48
Section 8.2   Seller's Obligations                        49
Section 8.3   Buyer's Obligations                         50

ARTICLE IX    TERMINATION                                 51
----------    -----------
Section 9.1   Termination Events                          51
Section 9.2   Effects of Termination                      51
Section 9.3   Financing Contingency                       52

ARTICLE X     REMEDIES                                    52
---------     --------
Section 10.1  Default by Buyer                            52
Section 10.2  Default by Seller                           52

ARTICLE XI    INDEMNIFICATIONS                            53
----------    ----------------
Section 11.1  Indemnification by Seller                   53
Section 11.2  Indemnification by Buyer                    54
Section 11.3  Indemnified Third Party Claims              54
Section 11.4  Determination of Indemnification Amounts
              and Related Matters                         55
Section 11.5  Time and Manner of Certain Claims           56

ARTICLE XII   MISCELLANEOUS                               56
-----------   -------------
Section 12.1  Expenses                                    56
Section 12.2  Waivers                                     56
Section 12.3  Notices                                     56
Section 12.4  Entire Agreement; Amendments                57
Section 12.5  Binding Effect; Benefits                    58
Section 12.6  Headings, Schedules, and Exhibits           58
Section 12.7  Counterparts                                58
Section 12.8  Publicity                                   58
Section 12.9  Governing Law                               58
Section 12.10 Third Parties; Joint Ventures               59
Section 12.11 Construction                                59
Section 12.12 Arbitration                                 59
Section 12.13 Further Acts                                60

                                   Schedules
                                   ---------

Schedule 2.1(a)              Tangible Personal Property
Schedule 2.1(b) (I)          Owned Real Property
Schedule 2.1(b) (II)         Leased Real Property
Schedule 2.1(c)              Franchises
Schedule 2.1(d)              Licenses
Schedule 2.1(e)              Contracts
Schedule 2.2                 Other Excluded Assets
Schedule 2.4(d)              Allocation
Schedule 4.3                 No Conflict; Required Consents (Buyer)
Schedule 5.3                 No Conflict; Required Consents (Seller)
Schedule 5.4                 Additional Permitted Liens
Schedule 5.5                 Franchises, Licenses and Contracts
Schedule 5.7                 Employees
Schedule 5.8                 Litigation
Schedule 5.9                 Taxes
Schedule 5.10                Exceptions to System Compliance Warranties
Schedule 5.11                System Information
Schedule 5.12                Environmental
Schedule 5.16                Intangibles
Schedule 5.18                Bonds
Schedule 5.19                Exceptions to Exclusive Operations
Schedule 5.20                Third Party Rights in Assets
Schedule 5.21                Transactions with Affiliates and Employees
Schedule 5.24                Exceptions to Equipment
Schedule 5.25                Consents
Schedule 5.26                Undisclosed Liabilities
Schedule 5.29                Certain Programming Arrangements and Relationship
Schedule 6.9                 Title Commitments


                                    Exhibits
                                    --------

Exhibit 2.5                  Escrow Agreement
Exhibit 3.2                  Noncompetition Agreement
Exhibit 7.1(e)               Opinion of Seller's Counsel
Exhibit 7.1(f)               Opinion of Seller's FCC Counsel
Exhibit 7.2(e)               Opinion of Buyer's Counsel
Exhibit 8.2(a)               Bill of Sale

                                                                         8/29/96

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of August __, 1996, between Mediacom LLC, a New York limited liability company whose Taxpayer Identification Number is 06-1433421 ("Buyer"), and Saguaro Cable TV Investors, L.P., a Colorado limited partnership whose U.S. Taxpayer Identification Number is 84-1116486 ("Seller").


                                    RECITALS
                                    --------

     A. Seller owns and operates cable television Systems (as hereinafter defined) franchised or holding other operating authority to serve areas in and around the communities of Nogales, Rio Rico, Amado and Ajo, Arizona, and located in the Counties of Pima and Santa Cruz, Arizona.

     B. Seller is willing to convey to Buyer, and Buyer is willing to Purchase from Seller, substantially all of the assets comprising the Systems and the Business (as hereinafter defined), other than the Excluded Assets (as hereinafter defined), upon the terms and conditions set forth in this Agreement.


                                   AGREEMENTS
                                   ----------

     In consideration of the mutual covenants and promises set forth herein, Buyer and Seller agree as follows:


                                   ARTICLE I
                              CERTAIN DEFINITIONS
                              -------------------

     As used in this Agreement, the following terms, whether in singular or plural forms, shall have the following meanings:


     "Accounts Receivable" shall mean, as of the Closing Date, all subscriber, paging, trade or other accounts receivable of Seller, determined in accordance with GAAP, representing amounts owed to Seller in connection with its operation of the Business in the ordinary course of business.

     "Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

     "Agreement" means this Asset Purchase Agreement including all schedules and exhibits attached hereto, as may be amended from time to time.

     "Allocation" has the meaning given in Section 2.4(d).

     "Assets" has the meaning given in Section 2.1.

     "Assumed Obligations and Liabilities" has the meaning given in Section 2.3(a).

     "Basic Cable" means the cable television services described as Basic on
Schedule 5.11.
-------------

     "Bill of Sale" has the meaning given in Section 8.2(a).

     "Business" shall mean the paging business and cable television business conducted by Seller through the Systems.

     "Business Day" shall mean any day other than Saturday, Sunday or a day on which banking institutions in New York, New York are required or authorized to be closed.

     "Business's Financial Statements" has the meaning given in Section 5.13(a).

     "Cable Act" means Title VI of the Communications Act of 1934, as amended, 47 U.S.C. (S)(S) 151 et. seq., and all provisions of the Cable Communications
                     --------
Policy Act of 1984, Pub. L. No. 98-549, and the Cable Television Consumer Protection and Competition Act of 1992, Pub. L. No. 102-385, as such statutes may be amended from time to time, and the rules and regulations promulgated thereunder.

     "CATV" means Community Antenna Television.

     "Closing" has the meaning given in Section 8.1.

     "Closing Date" has the meaning given in Section 8.1.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder, or any subsequent legislative enactment thereof, as in effect from time to time.

     "Commercially Reasonable Best Efforts" shall mean such best efforts as do not require the party to (i) undertake extraordinary or unreasonable measures, including, without limitation, the initiation or prosecution of legal proceedings or the payment of fees in excess of normal and usual filing and processing fees or

(ii) assume any additional liability or make any additional commitment.

     "Communications Act" means the Communications Act of 1934, as amended.

     "Contracts" has the meaning given in Section 2.1(e).

     "Copyright Act" means the Copyright Act of 1976, as amended.

     "Current Items Amount" has the meaning given in Section 2.6.

     "Earnest Money Payment" has the meaning given in Section 2.4(b).

     "EBU's" shall mean (i) the number of residential households that subscribe to Basic Cable (exclusive of secondary outlets and courtesy accounts) which pay the standard rate for Basic Cable in each System without discount, each of which has paid in full without discount at least one monthly bill generated in the ordinary course of business, none of which is pending disconnection for any reason, none of which is, as of the Closing Date, delinquent in payment for services for more than sixty days, and none of which has been obtained as a subscriber within the twelve month period preceding the Closing Date by offers made, promotions conducted and discounts given outside the ordinary course of business, plus (ii) the number of equivalent bulk subscribers (determined by
          ----
dividing the aggregate dollar monthly amount collected from bulk/commercial accounts for Basic Cable by the monthly rates for Basic Cable in each System), each of which has paid in full without discount at least one monthly bill generated in the ordinary course of business, none of which is pending disconnection for any reason, none of which is, as of the Closing Date, delinquent in payment for services for more than sixty days none of which is, as of the Closing Date, delinquent in payment for services for more than sixty days, and none of which has been obtained as a subscriber within the twelve month period preceding the Closing Date by offers made, promotions conducted and discounts given outside the ordinary course of business, provided, there shall be excluded from the definition of EBU any subscriber or equivalent bulk subscriber who comes within the definition of "EBU's" because its account has been compromised or written off within the twelve month period preceding the Closing Date, other than in the ordinary course of business consistent with past practices for reasons such as service interrupted or waiver of late charges but not for the purpose of making it qualify as an EBU.

     "Eligible Accounts Receivable" has the meaning given in Section 2.6(a).

     "Employee Benefit Plan" means any pension, retirement, profit-sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA to which Seller contributes or which Seller sponsors or maintains, or by which Seller is otherwise bound.

     "Equipment" has the meaning given in Section 2.1(a).

     "ERISA" has the meaning given in Section 5.6.

     "Escrow Agent" shall be Bankers Trust, N.A., or such other party as Buyer and Seller shall agree.

     "Escrow Agreement" shall mean the Escrow Agreement among Buyer, Seller and Escrow Agent, substantially in the form annexed hereto as Exhibit 2.5.
                                                          -----------

     "Escrow Amount" has the meaning given in Section 2.5.

     "Excluded Assets" has the meaning given in Section 2.2.

     "Expenses" has the meaning given in Section 2.6(c).

     "FAA" means the Federal Aviation Administration.

     "FCC" means the Federal Communications Commission.

     "Final Adjustment Certificate" has the meaning given in Section 2.7(c).

     "Franchises" has the meaning given in Section 2.1(c).

     "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America.

     "Governmental Authority" means the United States of America, any state, commonwealth, territory, or possession thereof, and any political subdivision or quasi-governmental authority of any of the same, including any court, tribunal, department, bureau, commission or board.

     "Hazardous Substances" has the meaning given in
Section 5.12(d).

     "Indemnitee" has the meaning given in Section 11.3(a).

     "Indemnitor" has the meaning given in Section 11.3 (a).

     "Initial Adjustment Certificate" has the meaning given in Section 2.7(a).

     "Intangibles" has the meaning given in Section 5.16.

     "Judgment" means any judgment, writ, order, injunction, award, or decree of any court, judge, justice, magistrate, Governmental Authority or arbitrators.

     "Leased Real Property" has the meaning given in Section 2.1(b).

     "Legal Requirements" means applicable common law and any statute, ordinance, code or other law, rule, regulation, or order enacted, adopted or promulgated by any Governmental Authority, including, without limitation, Judgments and the Franchises.

     "Licenses" has the meaning given in Section 2.1(d).

     "Lien" means any security agreement, financing statement filed with any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any lien, mortgage, indenture, pledge, caption, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including, but not limited to, reservations, rights of entry, possibilities of reverter, encroachments, easement, rights-of-way, rights of first refusal, restrictive covenants, leases, and licenses) of any kind that otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, under any Contract or otherwise.

     "Litigation" means any claim, action, suit, proceeding, arbitration, investigation, hearing, or other similar activity or procedure that could result in a Judgment.

     "Losses" means any claims, losses, liabilities, damages, penalties, costs, and expenses, including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense or settlement of any claims covered by the indemnification provided for in Article 11 hereof, but shall in no event include incidental or consequential damages.

     "Noncompetition Agreement" has the meaning given in Section 3.2.

     "Owned Real Property" has the meaning given in Section 2.1(b).

     "Partner" means the general partner or any limited partner of Seller, and "Partners" means the general partner and the limited partners of Seller, collectively.

     "Pay TV" means premium programming services selected by and sold to subscribers on a per-channel or per-program basis.

     "Permitted Lien" means (i) Liens for Taxes that are not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves has been established by Seller, (ii) rights reserved to any Governmental Authority to regulate the affected property, (iii) as to leased Assets, interests of the lessors thereof and Liens affecting the interests of the lessors thereof, (iv) inchoate materialmen's, mechanics', workmen's, repairmen's or other like Liens arising in the ordinary course of business, (v) as to any parcel of Owned Real Property or Leased Real Property, Liens that do not in any material respect, individually or in the aggregate, affect or impair the value or use thereof as it is currently being used by Seller in the ordinary course of the business or render title thereto unmerchantable or uninsurable, and (vi) the Liens described on Schedule 5.4.
                                ------------

     "Person" means any natural person, Governmental Authority, corporation, general or limited partnership, joint venture, trust, association, limited liability company, or unincorporated entity of any kind.

     "Pole Attachment Agreements" means pole attachment authorizations and agreements held by Seller that relate to a System and were granted by a public utility or other Person providing utility services, municipality or other Governmental Authority.

     "Purchase Price" has the meaning given in Section 2.4(a).

     "Required Consents" shall mean any registration or filing with, consent or approval of, notice to, or action by any Person or Governmental Authority required to permit the transfer of the Assets to Buyer or to permit Seller to perform any of its other obligations under this Agreement, as set forth in
Schedule 5.3.
------------

     "Rate Regulation Rules" shall mean the FCC rules currently in effect implementing the cable television rate regulations provisions of the Cable Act.

     "Required EBU's" shall mean (i) 8,000 EBU's if the Closing Date is on or prior to September 30, 1996 and (ii) 8,100 EBU's if the Closing Date is on or after October 1, 1996.

     "Study" shall mean a Phase I environmental study of all Leased Real Property and Owned Real Property which shall be transferred to Buyer pursuant to this Agreement.

     "Subscriber Adjustment" has the meaning given in Section 2.7(b).

     "Systems" shall mean the cable television reception and distribution systems consisting of one or more headends, subscriber drops and associated electronic and other equipment which are, or are capable of being, operated as an independent system without interconnection with other systems, and which provide cable television service pursuant to the respective Franchises.

     "Taxes" shall mean all levies and assessments imposed by any Governmental Authority, including but not limited to income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes, and interest, penalties and other government charges with respect thereto.

     "Taxing Authority" shall mean any federal, state, local or foreign governmental body or political subdivision with the power to impose Taxes.

     "Tax Returns" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection, administration or reposition of any Taxes.

     "Transaction Documents" shall mean this Agreement, the Escrow Agreement, the Noncompetition Agreement and each other instrument, document, certificate and agreement required or contemplated to be executed and delivered hereunder and thereunder.

     "To Seller's knowledge" or the equivalent means to the actual knowledge, after due inquiry, of the general manager of any System or any officer or director of Seller's general partner.


                                   ARTICLE II
                               PURCHASE AND SALE
                               -----------------

     Section 2.1 Covenant of Purchase and Sale; Assets. Subject to the terms and conditions set forth in this Agreement, at Closing Seller shall sell, convey, assign, and transfer to Buyer, and Buyer shall acquire from Seller in consideration for the Purchase Price, free and clear of all Liens (except for Permitted Liens, other than those Permitted Liens identified on Schedule 5.4 as
                                                                ------------
Liens to be terminated, released, removed or satisfied as of the Closing Date) , all right, title and interest of Seller or any Affiliate of Seller in all of the assets and properties, real and personal, tangible and intangible, used or held for use by Seller in its operation of the Business (the "Assets"), including, without limitation, the following:

          (a) Equipment. All tangible personal property, including, without
              ---------
     limitation, towers, tower equipment, antennae, aboveground and underground cable, distribution systems, headend and line amplifiers, feeder line cable, distribution plant, programming signal decoders for each satellite service which scrambles its signal, housedrops, including disconnected housedrops, subscribers' devices (including converters, encoders, transformers behind television sets and fittings), utility poles (if owned by Seller), local origination equipment, vehicles and trailers, microwave equipment, testing equipment, electronic devices, trunk and distribution coaxial and optical fiber cable, power supplies, conduit, vaults and pedestals, grounding and pole hardware, headend hardware (including origination, earth stations, transmission and distribution systems), test equipment, power supplies, pagers and paging units, office and billing computers and other equipment, furniture, fixtures, supplies, inventory, and other physical assets owned, used or held for use by Seller in connection with the Business, including but not limited to the items described on Schedule 2.1 (a) (collectively, the "Equipment").
             ----------------

     (b) Real Property. All interests in real property used by Seller in
         -------------
connection with the operation of the Business, including all improvements, fixtures and appurtenances thereon, owned by Seller, described on Schedule
                                                                  --------
2.1(b) (I), ("Owned Real Property"), or leased by Seller, described on Schedule
----------                                                             --------
2.1(b) (II) ("Leased Real Property"; and together with the Owned Real Property,
-----------
the "Real Property").

     (c) Franchises. All of the existing governmental authorizations for
         ----------
construction, maintenance and operation of the Business (individually, a "Franchise" and collectively, the "Franchises") presently held by Seller as listed on Schedule 2.1(c).
          --------------

     (d) Licenses. The intangible CATV channel distribution rights, cable
         --------
television relay service (CARS), business radio and other licenses, authorizations, or permits issued by the FCC or any other Governmental Authority (excluding those listed on Schedule 2.1(c)) used in the operations of the Business that are in effect as of the date hereof or entered or obtained in the ordinary course of business between the date hereof and the Closing Date (the "Licenses"), including, without limitation, the Licenses described on Schedule
                                                                       --------
2.1(d).
-----

     (e) Contracts. The leases, private easements or rights of access,
         ---------
contractual rights to easements, Pole Attachment Agreements or joint line agreements, underground conduit agreements, crossing agreements, bulk and commercial service agreements, retransmission consent agreements and must-carry requests, agreements for paging services and other contracts, leases, agreements or understandings relating to the Business in effect as of the date hereof or entered or obtained in the ordinary course of business between the date hereof and the Closing Date as permitted by this Agreement (other than

Excluded Assets) (the "Contracts"), as described on Schedule 2.1(e).
                                                    --------------

         (f) Accounts Receivable. All Accounts Receivable.
             -------------------

         (g) Goodwill. The goodwill associated with the Business.
             --------

         (h) Intangibles. The Intangibles, if any, associated with the Business.
             -----------

         (i) Books and Records. All engineering records, files, data, drawings,
             -----------------
   blueprints, schematics, reports, lists, plans and processes, maps of the Systems, billing manuals and other data owned by the Seller relating to the billing practices and procedures of the Business, and all files of correspondence, lists, records, and reports concerning customers and subscribers and prospective customers and subscribers of the Systems and the Business, personnel records relating to employees of the Business who are to be hired by Buyer, signal and program carriage, and dealings with Governmental Authorities, including, but not limited to, all reports filed by or on behalf of Seller with the FCC with respect to the Systems and statements of account filed by or on behalf of Seller with the U.S. Copyright Office with respect to the Business.

   Section 2.2 Excluded Assets. Notwithstanding the provisions of Section 2.1, the Assets shall not include the following, which shall be retained by Seller (the "Excluded Assets"):

         (a) programming and agreements other than those listed on Schedule
                                                                   --------
   2.1(e) (which are to be assigned);
   -----

         (b) insurance policies and rights and claims thereunder;

         (c) bonds, letters of credit, surety instruments, and other similar items;

         (d)  cash and cash equivalents;

         (e) equipment owned by customers of the Business, such as converters purchased by customers, pagers and house wiring;

         (f) any agreement, right, asset or property owned or leased by Seller that is not used or held for use in connection with its operation of the Systems;

         (g) all claims, rights, and interest in and to refunds of Taxes or fees of any nature, or other claims against third parties, relating to the operation of the Systems prior to the Closing Date;

     (h) the account books of original entry, general ledgers and financial records used in connection with the Systems, provided, however, that Seller shall (i) from time to time upon reasonable notice from Buyer, provide to Buyer access to any of such books and records as then may be in Seller's possession,
(ii) retain possession of such books and records for a reasonable period, not to exceed three (3) years from the Closing Date (except for Tax-related books and records which shall be retained by Seller for at least seven (7) years from the Closing Date), and (iii) notify Buyer in writing at least thirty (30) days prior to disposing of or destroying any of such books and records and permit Buyer to arrange, at Buyer's cost, for the delivery to Buyer of the books and records proposed to be disposed or destroyed;

     (i) subject to the provisions of Section 3.4, Seller's trademarks, trade names, service marks, service names, logos, and similar proprietary rights; and

     (j) any other items described on Schedule 2.2.
                                      ------------

Section 2.3 Assumed and Retained Obligations and Liabilities.

     (a) Assumed Obligations and Liabilities. Subject to the terms and
         -----------------------------------
conditions of this Agreement, from and after the Closing Date, Buyer shall assume, pay, discharge, and perform the following (the "Assumed Obligations and Liabilities"):

         (i) those obligations and liabilities attributable to periods after the Closing Date under or with respect to any of the Franchises, Licenses or Contracts assumed by Buyer;

         (ii) other obligations and liabilities of Seller (including those comprising the Current Liabilities Amount) to the extent that there shall be a reduction in the Purchase Price with respect thereto pursuant to Section 2.6; and

         (iii) all obligations and liabilities arising out of Buyer's ownership of the Assets or operation of the Systems and the Business after the Closing Date (including without limitation all obligations and liabilities for adjustments of revenues from the Business and for any rate refunds, rollback, credit, penalty and/or interest payment required by the FCC or local franchising authority relating to the rates charged to customers of the Systems and the Business during any period after the Closing Date for which Buyer received subscriber payments).

     (b) Retained Obligations and Liabilities. All obligations and liabilities
         ------------------------------------
arising out of or relating to the Assets, the Systems or the Business and all other liabilities and obligations of Seller and each Partner, other than the

Assumed Obligations and Liabilities, shall remain and be the obligations and liabilities solely of Seller or the appropriate Partner (collectively, the "Retained Obligations and Liabilities"). Without limiting the generality of the foregoing, Retained Obligations and Liabilities shall include the following:

          (i) all obligations and liabilities arising out of or relating to the Litigation and Judgments relating to periods prior to the Closing Date, including as disclosed on Schedule 5.8;
                          ------------

          (ii) unless specifically assumed by Buyer, all obligations and liabilities arising before the Closing Date with respect to the Franchises, Contracts, Owned Real Property and Leased Real Property;

          (iii) all obligations and liabilities for adjustment of revenues from the Business and for any rate refunds, rollback, credit, penalty and/or interest payment required by the FCC or local franchising authority relating to the rates charged to customers of the Systems and the Business during any period prior to the Closing Date;

          (iv) any liability under any claim relating to the period ending as of the Closing Date that is or, but for the consummation of the transactions contemplated hereby, would have been covered under any insurance policy of Seller, and all liability associated with workmen's compensation claims that relate to the period prior to the Closing Date, whether or not reported or due or payable as of the Closing Date; and

          (v)    all obligations and liabilities with respect to the Excluded
Assets.

Section 2.4 Purchase Price.

     (a)  Calculation of Purchase Price. As consideration for its purchase of
          -----------------------------
the Assets, Buyer shall pay to Seller a total price of $11,535,000, which amount shall be subject to adjustment under certain circumstances as set forth herein (the "Purchase Price").

     (b)  Earnest Money Payment. Upon execution of this Agreement, Buyer shall
          ---------------------
pay to Seller the sum of $50,000 ("Earnest Money Payment") which shall under no circumstances be refundable to Buyer and shall unconditionally become the property of Seller, but shall nonetheless be credited against the amount of the Purchase Price due from Buyer at Closing.

     (c)  Payment of Purchase Price. At Closing, Buyer shall pay to Seller the
          -------------------------
balance of the Purchase Price plus or minus the Current Items Amount (as appropriate) as calculated and estimated in the Initial Adjustment Certificate, less any Subscriber Adjustment in accordance with the provisions of Section 2.7(b) and less the Escrow Amount that shall have been deposited by Buyer into the escrow account established pursuant to Section 2.5 below.

          (d) Purchase Price Allocation. Attached hereto as Schedule 2.4(d) is
              -------------------------                     ---------------
     the allocation (the "Allocation") of the Purchase Price and the Assumed Obligations and Liabilities to the individual assets or classes of asset (within the meaning of Section 1060 of the Code). Buyer, Seller, each Partner, and their respective affiliates, shall file all Tax returns and schedules thereto (including, without limitation, those returns and forms required by Section 1060 of the Code) consistent with the Allocation unless otherwise required by the applicable Legal Requirements.

     Section 2.5 Escrow Amount. On the later of 45 Business Days from the date hereof and September 15, 1996 (unless this Agreement is terminated prior to such date pursuant to Section 9.3), $550,000 of the Purchase Price ("Escrow Amount") shall be deposited by Buyer into an interest bearing escrow account set up and maintained by the Escrow Agent pursuant to the Escrow Agreement. All fees, costs and expenses of the Escrow Agent to be paid pursuant to the Escrow Agreement shall be payable one-half by Buyer and one-half by Seller.

     Section 2.6 Current Items Amount. In addition to the payment by Buyer of the Purchase Price, Buyer or Seller, as appropriate, shall pay to the other the net amount of the adjustments and prorations effected pursuant to Sections 2.6(a), (b), and (c) (collectively, the "Current Items Amount").

          (a) Eligible Accounts Receivable. Seller shall be entitled to a credit
              ----------------------------
     in an amount equal to (i) ninety percent (90%) of the face amount of all Eligible Accounts Receivable that are thirty (30) or fewer days past due as of the Closing Date, (ii) sixty percent (60%) of the face amount of all Eligible Accounts Receivable that are more than thirty (30) but fewer than sixty (60) days past due as of the Closing Date, and (iii) zero percent (0%) of the full amount of Eligible Accounts Receivable that are sixty (60) or more days past due as of the Closing Date, it being understood and agreed that all amounts owed by customers shall be discounted by the percentage discount applicable to the most aged Eligible Account Receivable attributable to such customer. "Eligible Accounts Receivable" shall mean accounts receivable resulting from Seller's provision of cable television service prior to the Closing Date to the Systems' subscribers. For purposes of making "past due" calculations under this paragraph, the monthly billing statements of Seller shall be deemed to be due and payable on the first day of the period during which the service for which such billing statements relate is provided.

          (b)  Advance Payments and Deposits. Buyer shall be entitled to a
               -----------------------------
     credit in an amount equal to the aggregate of (i) all deposits of customers and subscribers of the Systems and the Business, and all interest, if any, required to be paid thereon as of the Closing Date, for converters, decoders, and similar items, and (ii) the appropriate portion of all payments received by Seller for services to be rendered by Buyer including services to subscribers of the Systems, after the Closing Date, or for other services to be rendered by Buyer to other third parties after the Closing Date for cable television commercials, channel leasing, or other services or rentals, or paging, to the extent the obligations of Seller relating thereto are assumed by Buyer at Closing.

          (c)  Expenses. As of the Closing Date, expenses of a recurring nature
               --------
     that are incurred to benefit the Business and are incurred in the ordinary course of business (the "Expenses"), including those set forth below, shall be prorated, in accordance with GAAP, so that all such Expenses for periods prior to the Closing Date shall be for the account of Seller, and all such expenses for periods after the Closing Date shall be for the account of
     Buyer:

               (i) all Expenses under any of the Franchises, the Licenses, or the Contracts;

               (ii) Taxes levied or assessed against any of the Assets or payable with respect to cable television service and related sales to the Systems subscribers or otherwise in connection with the Business;

               (iii) Expenses for utilities, municipal assessments, rents and service charges, and other goods or services furnished to the Business; and

               (iv)  copyright fees based on signal carriage by the Systems.

Provided, however, that Seller and Buyer shall not prorate any Expense payable under or with respect to any Excluded Asset, or any expense for capital expenditures actually incurred or contracted for prior to the Closing Date, all of which shall remain and be solely for the account of Seller.

     SECTION 2.7 PURCHASE PRICE AND CLOSING ADJUSTMENTS.

          (a)  The Initial Adjustment Certificate. No later than fifteen (15)
               ----------------------------------
     Business Days prior to the Closing Date, Seller shall deliver to Buyer Seller's certificate estimated as of the Closing Date ("Initial Adjustment Certificate") setting forth the number and calculation of EBU's and all adjustments including the Current Items Amount and Subscriber Adjustments, if any, proposed to be made at the Closing as of the Closing Date. Prior to Closing, Seller shall provide Buyer or Buyer's representative with copies of all books and records as Buyer may reasonably request for purposes of verifying the Initial Adjustment Certificate and shall meet with Buyer's accountants and other representatives, but without limiting Seller's obligations hereunder to certify the Initial Adjustment Certificate.

     At the Closing, all adjustments will be made on the basis of the Initial Adjustment Certificate, provided Buyer has not given notice to Seller that, in Buyer's opinion, the proposed adjustments are materially incorrect. If Buyer gives notice that in its opinion, the proposed adjustments are materially incorrect, and if the parties have not been able to resolve the matter prior to the Closing Date, any disputed amounts shall be paid by the party to be charged with a disputed adjustment, into escrow, and shall be held by the Escrow Agent in accordance with the Escrow Agreement until the Closing Adjustments are finally determined pursuant to Section 2.7(c), at which time Seller and Buyer shall deliver a joint written notice to the Escrow Agent setting forth appropriate instructions as to the disposition from escrow of such disputed amounts deposited thereunder, in accordance with the Escrow Agreement.

     (b)  Subscriber Adjustment. The Purchase Price shall be reduced by an
          ---------------------
amount equal to $1,424 times the difference between the number of Required EBU's and the number of EBU's actually delivered on the Closing Date (the "Subscriber Adjustment").

     (c)  Trueup of Current Items Amount. As soon as practicable after the
          ------------------------------
Closing Date, and in any event within one hundred twenty (120) days after the Closing Date, Buyer shall deliver to Seller a final calculation calculated as of the Closing Date, of the Current Items Amount, the Subscriber Adjustment, if any, and the number of EBU's, together with such supporting documentation as Seller may reasonably request, in a certificate (the "Final Adjustment Certificate"), which shall evidence in reasonable detail the nature and extent of each calculation. The Final Adjustment Certificate shall be final and conclusive unless objected to by Seller in writing within thirty (30) days after delivery. Seller and Buyer shall attempt jointly to reach agreement as to the amount of the Current Items Amount and Subscriber Adjustment within forty-five
(45) days after receipt by Buyer
     of such written objection by Seller, which agreement, if achieved, shall be binding upon both parties to this Agreement and not subject to dispute or review. If Seller and Buyer cannot reach agreement as to the amount of the closing adjustments within such forty-five (45) day period, Seller and Buyer agree to submit promptly any disputed adjustment to arbitration in accordance with Section 12.12 hereof. Any amounts due Buyer or Seller for closing adjustments shall be paid by the party owing such amount (or, to the extent disputed amounts are held by the Escrow Agent, shall be paid by the Escrow Agent pursuant to joint written instructions of Buyer and Seller in accordance with such final resolution) not later than five (5) Business Days after such amounts shall have become final and conclusive.


                                  ARTICLE III
                                RELATED MATTERS
                                ---------------

     SECTION 3.1 HSR ACT COMPLIANCE. Buyer and Seller each agrees that the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, does not require either party to make any filings or take any other action thereunder in connection with the transactions contemplated hereby insofar as the aggregate consideration payable hereunder by Buyer to Seller shall in no event equal or exceed $15,000,000.

     SECTION 3.2 NONCOMPETITION AGREEMENT. Seller and R. Michael Kruger each agrees to execute and deliver to Buyer at Closing a five-year noncompetition and confidentiality agreement in the form of Exhibit 3.2 (the "Noncompetition
                                         -----------
Agreement"). A portion of the Purchase Price, not to exceed $350,000, shall be allocated as compensation for the Noncompetition Agreement.

     SECTION 3.3 BULK SALES. Buyer and Seller each waives compliance by the other with all bulk sales Legal Requirements applicable to the transactions contemplated hereby.

     SECTION 3.4 USE OF NAMES AND LOGOS. For a period of one-hundred twenty
(120) days after Closing, Buyer shall be entitled to use the trademarks, trade names, service marks, service names, logos, and similar proprietary rights of Seller to the extent incorporated in or on the Assets.

     SECTION 3.5 TRANSFER TAXES. Seller and Buyer each shall be liable for one-half of all sales, use, transfer, and similar Taxes (other than income taxes) arising from or payable by reason of the transactions contemplated by this Agreement, and each party shall indemnify and hold the other party harmless from and against all Losses arising from Taxes for which it is liable hereunder.

                                  ARTICLE IV
                    BUYER'S REPRESENTATIONS AND WARRANTIES
                    --------------------------------------

     Buyer represents and warrants to Seller, as of the date of this Agreement and as of Closing; as follows:

     SECTION 4.1. ORGANIZATION OF BUYER. Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of New York, and has all requisite power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities as such activities are currently conducted. On or prior to Closing, Buyer (or its assignee which shall assume the obligations of Buyer under this Agreement) shall be qualified to do business and will be in good standing in Arizona and will be qualified to do business and will be in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary.

     SECTION 4.2 AUTHORITY. Buyer has all requisite limited liability company power and authority to execute, deliver, and perform this Agreement and the other Transaction Documents to which it is a party and consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party. The execution, delivery, and performance of this Agreement and each other Transaction Documents to which it is a party and the consummation of the transactions contemplated by this Agreement and each transaction Documents to which Buyer is a party have been duly and validly authorized by all necessary limited liability company action on the part of Buyer. This Agreement has been, and the other Transaction Documents to which Buyer is a party will be on or prior to the Closing, duly and validly executed and delivered by Buyer, and this Agreement and each of the other Transaction Documents to which Buyer is a party constitutes and will constitute on or prior to Closing the valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

     SECTION 4.3 NO CONFLICT; REQUIRED CONSENTS. Except as set forth in Schedule
                                                                        --------
4.3 or except as will not have a material adverse effect on the ability of Buyer
---
to perform its obligations hereunder, the execution, delivery, and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party do not and will not (a) conflict with or violate any provision of the articles of organization or operating agreement of Buyer, (b) violate any provision of any Legal Requirement, (c) conflict with, violate, result in a breach of, or constitute a default under any agreement to which Buyer is a party or by which Buyer or the assets or properties owned or leased by it are bound or affected, or (d) require any consent, approval, or authorization of, or filing of any certificate, notice, application, report, other document with, any Governmental Authority or other Person.

     SECTION 4.4 LITIGATION. Except for any Litigation as may affect the cable television industry (national or regional) generally, there is no Litigation pending or, to Buyer's knowledge, threatened by, against, affecting, or relating to Buyer or any of its Affiliates in any court or before any Governmental Authority or any arbitrator that, if adversely determined, would restrain or materially hinder or delay the consummation of the transactions contemplated by this Agreement or cause any of such transactions to be rescinded.

     SECTION 4.5 FINDERS AND BROKERS. Buyer has not employed any financial advisor, broker, or finder, or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission, for which Seller will in any way have any liability in connection with the transactions contemplated by this Agreement.

     SECTION 4.6 FULL ACCESS. Buyer's representatives have received access to Seller's books and records and to the facilities and the Assets of the Systems to the extent requested by Buyer, and Seller has cooperated with Buyer to the end that Buyer has been able to conduct its own inspection and investigation of the Systems and the Assets to Buyer's satisfaction and has independently investigated, analyzed and appraised the condition, value, prospects and profitability thereof and performed such other presigning due diligence in connection with the transactions contemplated by this Agreement in accordance with the normal practice of Buyer. Notwithstanding the foregoing, Buyer's investigation shall not limit or effect any of the representations or warranties of the Seller contained in this Agreement.

     SECTION 4.7 TAXPAYER IDENTIFICATION NUMBER. Buyer's U.S. Taxpayer Identification Number is as set forth in the introductory paragraph of this Agreement.


                                   ARTICLE V
                    SELLER'S REPRESENTATIONS AND WARRANTIES
                    ---------------------------------------

     Seller represents and warrants to Buyer, as of the date of this Agreement and as of Closing, as follows:

     SECTION 5.1 ORGANIZATION AND QUALIFICATION OF SELLER. Seller is a limited partnership duly organized and validly existing under the laws of the State of Colorado, and has all requisite partnership power and authority to own, lease and use the properties and assets it currently owns, leases and uses and to conduct its activities as such activities are currently conducted. Seller is duly qualified to do business as a foreign limited partnership in Arizona and is not required to be qualified or licensed in any other jurisdiction. Seller's general partner is Arizona and Southwest Cable, Inc., which is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and which has all requisite corporate power and authority to own all its assets and to carry on its business as now conducted. Seller has delivered to Buyer a true and complete copy of the limited partnership agreement of Seller together with all amendments and modifications thereto. Other than the management of the Business by Western Cablesystems, Inc., an Affiliate of Seller, Seller has not conducted the Business through, and none of the Assets are held or owned by, any subsidiary, Affiliate or other entities.

     SECTION 5.2 AUTHORITY. Seller has all requisite partnership power and authority to execute, deliver, and perform this Agreement and each other Transaction Document to which it is a party and consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and each other Transaction Document to which it is a party and the consummation of the transactions contemplated by this Agreement and each other Transaction Document to which Seller is a party have been duly and validly authorized by all necessary partnership action on the part of Seller. This Agreement and each other Transaction Document to which it is a party has been or will be on or prior to the Closing, duly and validly executed and delivered by Seller, and this Agreement and each other Transaction Document to which it is the party constitute and will constitute on or prior to the Closing, the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

     SECTION 5.3 NO CONFLICT; REQUIRED CONSENTS.

          (a) Except for (i) the Required Consents and (ii) filings, waivers, approvals, actions, authorization, qualifications and consents which, if not made or obtained, would not, individually or in the aggregate, have a material adverse effect on the Assets, the Systems, the Business, Seller's ability to perform its obligations under this Agreement or the other Transaction Documents to which it to a party or, to the best of Seller's knowledge, Buyer's ability to conduct the Business after the Closing in substantially the same manner in which it is currently conducted by Seller, no consent, waiver, approval, action or authorization of, or filing, registration or qualification with, any Governmental Authority is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents to which it is a party.

          (b)  Except as described on Schedule 5.3, the execution, delivery, and
                                      ------------
     performance by Seller of this Agreement and each other Transaction Document to which it is a party do not and will not (a) conflict with or violate any provision of the limited partnership agreement of Seller; (b) violate any provision of any Legal Requirement; (c) (i) conflict with, violate, result in a breach of, or constitute a default under (without regard to requirements of notice, passage of time or elections of any Persons), (ii) permit or result in the termination, suspension or modification of, (iii) result in the acceleration of (or give any Person the right to accelerate) the performance of Seller under, any Contract, agreement, or understanding to which Seller is a party or by which Seller or any of the Assets is bound or affected or (d) result in the creation or imposition of any Lien or other encumbrance of any nature whatsoever against or upon any of the Assets; provided that, with respect to (c) and (d) of this Section 5.3, such prohibition shall not apply to a conflict, violation, breach, default, consent or filing that would not impair the ability of Seller to perform hereunder or that would not have an adverse effect on any of the Assets or the financial condition or business of any of the Systems or the Business. Except as described on Schedule 5.3, no approval, application, filing,
                            ------------
     registration, contract or other action of any Person is required to enable Seller to take advantage of the rights and privileges intended to be conferred by any License or Franchise.

     SECTION 5.4 TITLE TO ASSETS; SUFFICIENCY. Except for Permitted Liens, Seller has good and marketable title to (or, in the case of Assets that are leased, valid leasehold interests in) and possession of all of the Assets, free and clear of all Liens. Upon Closing, Buyer will have good and marketable title to and possession of the Assets, free and clear of all Liens (except for Permitted Liens other than those designated Permitted Liens described on
Schedule 5.4, which will be terminated, released, removed or satisfied by the
------------
Closing Date). Except for the Excluded Assets and except for the absence of various easements, apartment access agreements and/or commercial service agreements permitting Seller to locate cable on real property owned by third parties which individually or in the aggregate does not and will not have a material adverse effect on any of the Assets, the operation of any System or the financial condition or business of any System, the Assets constitute all property and rights, real and personal, tangible and intangible, necessary or required to operate the Business as currently operated and conducted and to prepare and render complete and accurate invoices to the subscribers of the Systems and customers of the Business as currently prepared and rendered; provided, however, that support for the billing system currently used by the
--------- -------
Business may not be available after December 31, 1996. Except as set forth on
Schedule 5.4, Seller has not signed any Uniform Commercial Code financing
------------
statement or any
security agreement or mortgage or similar agreement authorizing any Person to file any financing statement or claim any security interest or lien with respect to any of the Assets. Seller has no properties or assets used or held for use in the Business that are not included in the Assets, other than the Excluded Assets; and except for the Excluded Assets, the Assets to be transferred to Buyer at the Closing include all Equipment, Contracts, Franchises, Licenses and other property and assets necessary for the conduct of the Business in the ordinary course of business in substantially the same manner as conducted prior to the Closing Date.

     SECTION 5.5 FRANCHISES, LICENSES AND CONTRACTS. Seller has delivered to Buyer true and complete copies of each of the Franchises, Licenses, and Contracts (including without limitation all Contracts with bulk or commercial service accounts of any System) and all amendments, assignments and consents thereto. Except for the Contracts that are Excluded Assets, Seller is not bound or affected by any other material contract, agreement or understanding that relates to the Business. Except as described on Schedule 5.5, other than the
                                                ------------
Franchises and the Licenses, Seller requires no franchise, license or permit from any Governmental Authority to enable it to operate the Business as currently operated. To Seller's knowledge, except as described in Schedule 5 5
                                                                  ------------
each of the Franchises, Licenses, and Contracts is in full force and effect, is valid, binding and enforceable in accordance with its terms and is valid under and complies in all respects within all applicable Legal Requirements. Except as described on Schedule 5.5, there has not occurred any default by Seller nor, to
             ------------
Seller's knowledge, by any other Person under any of the Franchises, Licenses, or Contracts. Seller has not received from any Governmental Authority a notice of default under any Franchise or License that would require it (in order to preserve its right to assert that a Governmental Authority has waived a default) to provide written notice to a Governmental Authority of its failure or inability to cure a default under such Franchise or License.

     SECTION 5.6 EMPLOYEE BENEFITS. Neither Seller nor any Employee Benefit Plan (as defined in the Employer Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by Seller or by its general partner is in violation of the provisions of ERISA; no reportable event, within the meaning of Sections 4043
(c) (1), (2), (3), (5), (6), (7), (10) or (13) of ERISA has occurred and is continuing with respect to any such Employee Benefit Plan; and no prohibited transaction within the meaning of Title I of ERISA has occurred with respect to any such Employee Benefit Plan. Buyer is not required under ERISA, the Code or any collective bargaining agreement to establish, maintain or continue any Employee Benefit Plan maintained by Seller or any of Seller's Affiliates or Partners.

SECTION 5.7 EMPLOYEES.

     (a) Except as set forth in Schedule 5.7, there are no collective bargaining
                                ------------
agreements applicable to any Person employed by Seller that renders services in connection with the Systems or the Business, and Seller has no duty to bargain with any labor organization with respect to any such Person. There are not pending any unfair labor practice charges against Seller, nor is there any demand for recognition or any other request or demand from a labor organization for representative status with respect to any Person employed by Seller that renders services in connection with the Systems or the Business.

     (b) Seller is in substantial compliance with all applicable Legal Requirements respecting employment conditions and practices, has withheld and paid all amounts required by any applicable Legal Requirements or Contracts to be withheld from the wages or salaries of its employees, and is not liable for any arrears of wages or any Taxes (other than wages and Taxes that have not become due or payable) or penalties for failure to comply with any of the foregoing.

     (c) Seller has not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and has not violated any Legal Requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices. There are no pending or, to Seller's knowledge, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against Seller before any Governmental Authority.

     (d) There are no existing or, to Seller's knowledge, threatened labor strikes, disputes, grievances, or other labor controversies affecting the Business. There are no pending or, to Seller's knowledge, threatened representation questions respecting Seller's employees. There are no pending or, to Seller's knowledge, threatened arbitration proceedings under any Contracts.

     (e) Except as set forth on Schedule 5.7, Seller is not a party to any
                                ------------
employment agreement, commitment, arrangement or understating, written or oral, relating to employees or consultants of the Business.

     (f) Schedule 5.7 sets forth a true and complete list of the names, social
         ------------
security numbers, titles, job descriptions, and rates of compensation of all of the employees of the Business, including the length of time such employee has been employed with the Seller, whether such employee is full time or part time, and any bonus or other direct or indirect compensation and employee benefits.

     SECTION 5.8 LITIGATION. Except as set forth on Schedule 5.8 and any
                                                    ------------
Litigation or Judgment affecting the cable television industry generally, there is no Litigation or Judgment outstanding or pending or to Seller's knowledge, threatened, involving or affecting the Systems, the Assets or the Business. To Seller's knowledge, no facts or circumstances exist that could reasonably be expected to give rise to any such Litigation or Judgment that will have a material adverse effect on the financial condition or operation of any of the Systems, the Assets, the Business or the ability of Seller to perform its obligations under this Agreement or the other Transaction Documents to which it is a party, or that seeks or could result in the modification, revocation, termination, suspension, or other limitation of any of the Franchises, Licenses or Contracts.

     SECTION 5.9 TAX RETURNS; OTHER REPORTS. Seller has as of the date hereof, and will have as of the Closing Date, timely filed in proper form all Tax Returns and all other reports that reasonably may affect Buyer's rights to and ownership of the Assets, the Systems or the Business that are required to be filed as of the date hereof, or which are required to be filed on or before the Closing Date, as the case may be, and all such Tax Returns were prepared in good faith and are accurate and complete in all material respects, and, to the best of Seller's knowledge, there is no basis for assessment of any addition to any Taxes shown thereon. Except as set forth on Schedule 5.9, all Taxes due or
                                            ------------
payable by Seller and the Partners on or before the date hereof or the Closing Date, as the case may be, the non-payment of which could result in a lien upon the Assets, any of the Systems or the Business (including any Taxes, liabilities or amounts owing resulting from liability of Seller as the transferee of the assets of, or successor to, any other corporation or entity or resulting by reason of Seller having been a member of any group of corporations filing a consolidated, combined or unitary Tax Return) have been or will be timely paid, except to the extent any such Taxes (as set forth as of the date hereof on
Schedule 5.9) are being contested in good faith by appropriate proceedings by
------------
Seller and for which adequate reserves for any disputed amounts shall have been established in accordance with GAAP. Except as set forth on Schedule 5.9, as of
                                                            ------------
the date hereof, there has been no Tax examination, audit, proceeding or investigation of Seller, or with respect to the Assets, the System or the Business, by any relevant Taxing Authority, and Seller does not have any outstanding Tax deficiency or assessment. Except as set forth on Schedule 5.9,
                                                                 ------------
there are no pending or, to the best of Seller's knowledge, threatened actions, audits, examination, proceedings or investigations, by any relevant Taxing Authority with respect to Seller, the Assets, the Systems, or the Business. There is no outstanding request for an extension of time within which to pay any Taxes with respect to Seller, the Assets, the Systems or the Business. Seller has withheld and paid in a timely manner to all relevant Taxing Authorities all payments for withholding Taxes, unemployment insurance and other amounts required to be withheld and paid. All Taxes of or with respect to Seller, the Assets, the Systems and the Business relating to the period prior to the Closing shall be the responsibility of Seller.

     SECTION 5.10 SYSTEM COMPLIANCE.

          (a) Except as otherwise expressly provided herein and in the Schedules hereto, Seller's operation of each of the Systems and the Business is in material compliance with all applicable Legal Requirements, including without limitation, the Communications Act, the Copyright Act, the Cable Act, the Occupational Safety and Health Act, and the rules and regulations of the FCC, the United States Copyright Office, and the Equal Employment Opportunity Commission including, without limitation, rules and laws governing system registration, use of aeronautical frequencies and signal carriage, equal employment opportunity, cumulative leakage index testing and reporting, signal leakage, and subscriber privacy, except to the extent that the failure to so comply with any of the foregoing could not (either individually or in the aggregate) reasonably be expected to have a material adverse effect on the Assets, the Systems or the Business. Without limiting the generality of the foregoing except to the extent that the failure to comply with any of the following could not (either individually or in the aggregate) reasonably be expected to have a material adverse effect on the Assets, the Systems or the Business and except as set forth in Schedule 5.10 hereto:
              -------------

               (i)   the Franchises have been registered with the FCC;

               (ii) all of the annual performance tests on each of the Systems required under the rules and regulations of the FCC have been performed to 330 MHZ, except the Ajo System which have been performed to 300 MHZ, and the results of such tests demonstrate satisfactory compliance with the applicable requirements being tested in all material respects;

               (iii) each of the Systems concurrently meet or exceed the technical standards set forth in the rules and regulations of the FCC, including, without limitation, the leakage limits contained in 47 C.F.R.
     Section 76.605(a) (11);

               (iv) each of the Systems is being operated in compliance with the provisions of 47 C.F.R. Sections 76.610 through 76.619 (mid-band and super-band signal carriage), including 47 C.F.R. Section 76.611 (compliance with the cumulative signal leakage index) to the extent applicable;

          (v) each of the Systems is presently being operated in compliance with such authorizations and all required certificates, permits and clearances from governmental agencies, including the FAA, with respect to all towers, CARS station licenses, business radios and frequencies utilized and carried by the Systems have been obtained; and

          (vi) all notices to subscribers of the Systems required by the rules and regulations of the FCC have been provided.

     (b) All notices, statements of account, supplements and other documents required under Section 111 of the Copyright Act and under the rules of the Copyright Office with respect to the carriage of off-air signals by the Systems have been duly filed, and the proper amount of copyright fees have been paid on a timely basis (except as to potential copyright liability arising from the performance, exhibition or carriage of any music on the Systems which applies to or affects the cable television industry generally), and the Systems qualify for the compulsory license under Section 111 of the Copyright Act, except to the extent that the failure to so file or pay could not (either individually or in the aggregate) reasonably be expected to have an adverse effect on the Assets, the Systems or the Business.

     (c) The carriage of all television station signals (other than satellite super stations) by the Systems is permitted by valid transmission consent agreements or by must-carry elections by broadcasters.

     (d) Seller is in compliance with its obligations with regard to protecting the privacy rights of any past or present customers of the Systems except to the extent that failure to so comply could not (either individually or in the aggregate) reasonably be expected to have an adverse effect on the Assets, the Business or the Systems.

     (e) To the best of Seller's knowledge, the Assets are adequate and sufficient for all of the current operations of the Systems except as set forth in this Agreement and as described in the Schedules attached hereto.

     (f) To Seller's knowledge, the Systems are not subject to effective competition (as defined in the Cable Act and any FCC Legal Requirements) as of the date hereof.

     (g) No Governmental Authority has notified Seller of its application to be certified to regulate rates with respect to any of the Systems as provided in 47 C.F.R. Section 76.910.

     (h) No Governmental Authority has notified Seller that it has been certified to regulate basic service rates and has adopted regulations required to commence such regulation with respect to any of the Systems as provided in 47 C.F.R. Section 76.910 (e) (2).

     (i) Except to the extent that a Governmental Authority regulates rates pursuant to the Rate Regulation Rules, Seller is not aware of any reason that the Seller cannot continue to charge its current programming rates in connection with the Seller's operation of the Systems in compliance with the Cable Act and the Rate Regulation Rules.

     (j) To Seller's knowledge, no reduction of rates or refunds to subscribers is required as of the date hereof.

     (k) Seller is in compliance with its obligations under 47 C.F.R. Part 17 concerning the construction, marking and lighting of antenna structures used by Seller in connection with the operation of each of the Systems.

SECTION 5.11 SYSTEMS INFORMATION.

     (a) As of June 1, 1996, the Systems include not less than 10,800 homes passed by energized cable (i.e., homes (including apartments and commercial
                           ----
units) for which cable service may be provided solely by the installation of a drop line without addition of trunk or feeder cable), and not more than 200 miles of energized cable plant, of which not more than 70 miles are of underground construction. There are no pending rate complaints (as defined pursuant to FCC Legal Requirements) filed by subscribers or other users of the Systems with any Governmental Authority.

     (b)  Schedule 5.11 sets forth with reasonable accuracy and completeness the
          -------------
following information as of June 30, 1996 with respect to each of the Systems and the Business:

          (i) a description of the Systems' physical plant and bandwith capacity;

         (ii) coordinates of locations, and System central point coordinates and radius for FCC purposes;

        (iii)  inventory of plant materials;

         (iv) a summary of services, the number of subscribers to each, and the rate charged currently and for the prior three (3) years, a summary of bulk subscribers and revenues, and a calculation, without duplication, of EBU's, including, without limitation, the number of residential and bulk subscribers in each System and revenue thereof in each System;

          (v) a listing of communities served, for FCC purposes, by the Systems;

         (vi) for each headend, a list of video channels and frequencies used, content, and source

        (vii)  installation charges;

       (viii) a description of Seller's past and current marketing programs and practices, including those which are expected to be continued or implemented prior to the Closing Date;

         (ix) Seller's 1994 annual statement of Customer Policies and Required Notices, and Notice of Protection of Subscriber Privacy;

          (x) a description of Seller's repair, manufacturing and equipment enhancement activities;

         (xi)  a list of free and courtesy connections; and

        (xii) a description of the paging business, including services offered, marketing practices, rates charged, inventory and the customer agreement.

SECTION 5.12 ENVIRONMENTAL.

     (a) To Seller's knowledge, none of the Real Property is listed on the National Priorities Lists or the Comprehensive Environmental Response, Compensation, Liability Information System ("CERCLIS"), or is the subject of any "Superfund" evaluation or investigation, or any other investigation or proceeding of any Governmental Authority evaluating whether any remedial action is necessary to respond to any release of Hazardous Substances on or in connection with the Real Property.

     (b)  To Seller's knowledge, except as described on Schedule 5.12, no
                                                        -------------
surface impoundments or underground storage tanks are located in or on the Real Property. Any such tanks have been duly registered with all appropriate Governmental Authorities in accordance with all applicable Legal Requirements.

          (c) To the knowledge of Seller, Seller is in compliance in all material respects with, and holds all permits, licenses and authorizations required under, all Legal Requirements with respect to pollution or protection of the environment, including Legal Requirements relating to actual or threatened emissions, discharges, or releases of Hazardous Substances into the ambient air, surface water, ground water, land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances. Seller has received no notice of, and currently Seller does not have knowledge of any past or present condition, circumstance, activity, practice or incident (including without limitation, the presence, use, generation, manufacture, disposal, release or threatened release of any Hazardous Substances from or on the Real Property) that could reasonably be expected to interfere materially with, prevent continued substantial compliance with, or result in any Losses pursuant to any Legal Requirement with respect to pollution or protection of the environment or that is reasonably likely to give rise to any material liability, based upon or related to the processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment of any Hazardous Substance on, from or attributable to the Real Property.

          (d) For these purposes, the term "Hazardous Substances" includes any substance heretofore or hereafter designated as "hazardous" or "toxic," including, without limitation, petroleum and petroleum related substances, or having characteristics identified as "hazardous" or "toxic" under any Legal Requirement including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C.
     Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
                  -- ---
     Section 6901, et seq., the Federal Water Pollution Control Act, 33 U.S.C.
                   -- ---
     Section 1247, et seq., the Clean Air Act, 42 U.S.C. Section 2001, et seq.,
                   -- ---                                              -- ---
     and the Community Right to Know Act, 42 U.S.C. Section 11001, et seq., all
                                                                   -- ---
     as amended.

     SECTION 5.13 FINANCIAL AND OPERATIONAL INFORMATION. Seller has delivered to Buyer correct and complete copies of the Business's audited balance sheet and related statements of operations, income, changes in financial position and statements of income and cash flows for the years ended December 31, 1993, 1994 and 1995, and an unaudited balance sheet and statements of profit and loss and cash flow of the Business for the six months ending June 30, 1996 (the "Business's Financial Statements"). The Business's Financial Statements have been prepared in the ordinary course of business, are based on the books and records of the Seller, were prepared in accordance with GAAP consistently applied and present fairly the financial condition and results of operations of the Business as of the dates and for the periods indicated, with no material differences between such financial statements and the financial records maintained by Seller. Upon the reasonable request of Buyer setting forth a description of the items requested, Seller will make available to Buyer, correct and complete copies of all filings made to Governmental Authorities with respect to the Business.

     SECTION 5.14 NO ADVERSE CHANGE; OPERATIONS OF THE BUSINESS. Except for conditions affecting the cable television industry as a whole, (i) there has been no material adverse change in, and no event has occurred which, so far as reasonably can be foreseen, is likely, individually or in the aggregate to result in any material adverse change in the Assets, the Business, liabilities, financial condition, operations, earnings or business prospects of the Business;
(ii) the Assets or the operations of the Business have not been materially and adversely affected as a result of any fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise or any theft, damage, removal of property, destruction or other casualty loss; (iii) Seller has not made any sale, assignment, lease or other transfer of any of the properties relating to the Business other than in the normal and ordinary course of business; (iv) Seller has continued the pricing policies and has conducted the promotional, advertising and other business and operational activities with respect to the Business (including, without limitation, billing, collection, subscriber relations, and construction and joint trenching activities) substantially and materially in the normal and ordinary course of business consistent with past practices and cable television industry practices; (v) there has been no amendment or termination of any License, Franchise or any Contract; (vi) there has been no waiver or release of any material right or claim against any third party relating to the Business;
(vi) there has been no material labor dispute or union activity with respect to or by Seller's employees which affects the operation of the Business; and (vii) there has been no agreement by Seller to take any of the actions described in the preceding clauses (i) through (vi), except as contemplated by this Agreement.

     SECTION 5.15 TAXPAYER IDENTIFICATION NUMBER. Seller's U.S. Taxpayer Identification Number is as set forth in the introductory paragraph of this Agreement.

     SECTION 5.16 INTANGIBLES. Seller neither uses nor holds any copyrights, trademarks, trade names, service marks, service names, logos, licenses, permits or other similar intangible property rights and interests ("Intangibles") in the operations of the Business that does not incorporate the name "Saguaro," or variations thereof. In the operation of the Business, Seller is not aware that it is infringing upon or otherwise acting adversely to the intangible property rights and interests owned by any other

Persons, and there is no claim or action pending or, to Seller's knowledge, threatened with respect thereto. Schedule 5.16 contains a true, correct and
                                 -------------
complete list of all Intangibles which are material to the operation of the Business.

     SECTION 5.17 ACCOUNTS RECEIVABLE. The Accounts Receivable have not been assigned to or for the benefit of any Person and are actual and bona fide receivables representing obligations for the total dollar amount thereof shown on the books of Seller, resulting from the ordinary course of Seller's business. The Accounts Receivable are fully collectible in accordance with their terms, subject to no offset or reduction of any nature except for a reserve for uncollectible accounts consistent with the reserve established by Seller in its most recent balance sheet delivered to Buyer in accordance with Section 5.13 and statutory rights of offset which may be asserted against amounts held as deposits.

     SECTION 5.18 BONDS. Except as set forth on Schedule 5.18, there are no
                                                -------------
franchise, construction, fidelity, performance, or other bonds posted by Seller in connection with the Business.

     SECTION 5.19 EXCLUSIVITY. Except for nationally distributed satellite services and as set forth on Schedule 5.19, (i) Seller is currently the only
                             -------------
Person providing wireline or wireless cable television services or similar video programming or related services within all or part of the geographic areas served by the Systems; (ii) no Person other than Seller has been granted a presently valid franchise or has a pending application for a franchise in the communities or unincorporated areas presently served by the Systems; (iii) Seller has no knowledge of any Person currently intending to apply for such a franchise; (iv) no construction programs have been undertaken, or to Seller's knowledge, are proposed or threatened to be undertaken, by any municipality or other cable television, multichannel multipoint distribution systems or multipoint distribution system provider or operator in any area served by the Systems. Seller is not, nor is an Affiliate of Seller, a party to any agreement restricting the ability of a third party to operate cable television systems in the areas of the Systems.

     SECTION 5.20 RIGHTS IN ASSETS. Except as set forth in Schedule 5.20, no
                                                           -------------
Person (including any Governmental Authority) has any right to acquire an interest in any of the Systems or any of the Assets or the Business (including any right of first refusal or similar right), other than rights of condemnation or eminent domain afforded by law (none of which has been exercised and no proceedings therefor have been commenced). Each Person that has such a right of first refusal or similar right arising as a result of the proposed sale of the Business as contemplated hereby has expressly declined to exercise such right and has no further legal or contractual ability to hinder or prevent Seller's performance in accordance with the terms of this Agreement.

     SECTION 5.21 TRANSACTIONS WITH AFFILIATES AND EMPLOYEES. Except as set forth in Schedule 5.21, there is no lease, sublease, indebtedness, contract,
         -------------
agreement, understanding, or other arrangement of any kind entered into by Seller with respect to the Business with any employee, Affiliate or Partner of the Seller which will be an Assumed Obligation and Liability.

     SECTION 5.22 DISCLAIMER OF WARRANTY. Seller shall not be liable for or bound in any manner by, and Buyer has not relied upon, any express or implied, oral or written information, warranty, guaranty, promise, statement, inducement or representation pertaining to the Business (including projections as to income from and expense of any System, or the uses which can be made of, or the value, prospects or profitability of such System), except as is expressly set forth in this Agreement, in the Schedules attached to this Agreement or in the Business's Financial Statements.

     SECTION 5.23 REAL PROPERTY. Schedule 2.1(b) sets forth a list and
                                 ---------------
description of all Owned Real Property and Leased Real Property, and is true, complete and accurate in all respects. Seller is holding, or shall hold at Closing, title in fee simple to the Owned Real Property, and the leasehold interests to all Leased Real Property, including Real Property hereafter acquired, in each case free and clear of any Liens, except for Permitted Liens. At the Closing, Seller shall have and shall transfer to Buyer (i) good and marketable fee simple title to all its Owned Real Property and (ii) its leasehold interests in and to all Leased Real Property, free and clear of any and all Liens (except for Permitted Liens). There are not pending or, to the best of Seller's knowledge, threatened, any condemnation actions or special assessments or any pending proceedings for changes in the zoning with respect to such Real Property or any part thereof and Seller has not received any notice of the desire of any public authority or other entity to take or use any Real Property or any part thereof. To Seller's knowledge, there is no material defect in any of the structures on the Real Property which would interfere with the current use of such structures or Buyer's ability to utilize such structures in substantially the same manner in which they are currently used by Seller. Each parcel of Real Property has access to all public roads, utilities, and other services necessary for the operation of the relevant System with respect to such parcel and except for the absence of various easements, apartment access agreements and/or commercial service agreements permitting Seller to locate cable on real property owned by third parties which individually or in the aggregate does not and will not have a material adverse effect on any of the Assets, the operation of any System or the financial condition or business of any System, Seller has complied with or otherwise resolved to the satisfaction of the relevant Government Authority, all notices or orders to correct violations of Legal Requirements issued by any Governmental Authority having jurisdiction against or affecting any of the Real Property. All leases and subleases pursuant to which any of the Real Property is occupied or used are set forth on Schedule 2.1(b) and such leases and subleases are valid,
                      ---------------
subsisting, binding and enforceable in accordance with their respective terms and there are no existing defaults thereunder or events that with notice or lapse of time or both would constitute defaults thereunder. Seller has not nor, to the best of Seller's knowledge, has any other party to any contract, lease or sublease relating to any Leased Real Property given or received notice of termination, and, to the best of Seller's knowledge, subject to the receipt of any Required Consents, the consummation of the transactions contemplated by this Agreement will not result in any such termination. Subject to the receipt of Required Consents, Seller is not nor will it be, as a result of the transactions contemplated by this Agreement, with the giving of notice or the passage of time or both, in breach of any provision of any contract, lease or sublease relating to any Real Property. All easements, rights-of-way and other rights which are necessary for Seller's current use of any Real Property are valid and in full force and effect, and Seller has not received any notice with respect to the termination or breach of any of such easements, rights-of-way or other similar rights.

     SECTION 5.24 EQUIPMENT. Schedule 2.1(a) contains a list of all Equipment
                             ---------------
used or held for use by Seller in the operation of the Business. To the best of Seller's knowledge, except as set forth on Schedule 5.24, all of the tools, test
                                           -------------
equipment, office equipment and office furniture listed on Schedule 2.1(a) are
                                                           ---------------
and will be at Closing in good operating condition and repair (reasonable wear and tear excepted) and fit for the purpose they are being used.

     SECTION 5.25 NO OTHER CONSENTS. Seller has obtained and is in material compliance with all consents, approvals, authorizations, waivers, orders, licenses, certificates, permits and franchises from, and has made all filings with, any Governmental Authority and other Persons required for the operation of the Systems and the Business as presently operated, all of which are in full force and effect and enforceable in accordance with their respective terms and comply with all applicable Legal Requirements, except for such failures which do not or could not, individually or in the aggregate, be expected to have a material adverse effect on the Systems or the Business. Except as set forth on
Schedule 5.25, no consent, authorization, approval, waiver, order, license,
-------------
certificate or permit of or from or declaration or filing with any Governmental Authority or other Person is necessary to preclude any cancellation, suspension, termination or reformation of any Contract, other than such consents, authorizations, approvals, waivers, orders, licenses, certificates or permits which do not or could not, individually or in the aggregate, have a material adverse effect on the Systems or the Business.

     SECTION 5.26 NO UNDISCLOSED LIABILITIES. Except as and to the extent set forth on Schedule 5.26, Seller does not have any liability or obligation (direct
         -------------
or indirect, absolute, fixed, contingent or otherwise) arising out of the Assets or conduct of the Business which was not reflected or reserved on the Business' Financial Statements, and Seller has not incurred any such liability or obligation since the last day of the last Business' Financial Statement, other than in the ordinary course of business.

     SECTION 5.27 LIABILITIES TO SUBSCRIBERS. There are no obligations or liabilities to subscribers of the Systems or other customers of the Business except with respect to (i) prepayments or deposits made by such subscribers or customers in the ordinary course of business consistent with past practices as set forth in the Business's Financial Statements or, since the last day of the monthly financial statements of the Business delivered to Buyer and (ii) the obligation to supply services to subscribers and customers in the ordinary course of business in accordance with and pursuant to the terms of the Licenses, Franchises and Contracts.

     SECTION 5.28 RESTORATION. No property of any Person has been damaged, destroyed, disturbed or removed in the process of construction or maintenance of the Business, which has not been, or will not be, prior to the Closing, repaired, restored or replaced, or as to which an adequate reserve has not been established by Seller.

     SECTION 5.29 CERTAIN PROGRAMMING ARRANGEMENTS AND RELATIONSHIPS. Except as set forth on Schedule 5.29, Seller is not a party to any programming contract
             -------------
with any Person providing for any exclusive arrangement with respect to the provision of programming to Seller or the Systems. Except as set forth on
Schedule 5.29, neither Seller nor any of its Affiliates has any affiliation with
-------------
(other than on a third party basis), equity interest in, profit participation in, contractual right to acquire any such interest or participation, or any other relationship with any Person that provides programming to the Systems. Seller has not entered into any arrangement with any community groups or similar third parties restricting or limiting the types of programming which may be shown on the Systems.

     SECTION 5.30 FINDERS; BROKERS AND ADVISORS. Except for the engagement of Waller Capital Corporation, with respect to which Seller shall have sole responsibility for the payment of all amounts owed, Seller has not employed any financial advisory, broker or finder or incurred any liability for any financial advisory, brokerage, finder's or similar fee or commission in connection with the transactions contemplated by its Agreement and Seller is not aware of any claim or basis for any claim for payment of, or any unpaid liability to any Person for any fees or commissions or like payments with respect to the negotiations leading to this Agreement or the consummation of any of the transactions contemplated by this Agreement.

     SECTION 5.31 DISCLOSURE. No representation or warranty by Seller contained in this Agreement (including the exhibits and schedules hereto), and no statement contained in any document, certificate or other instrument furnished to Buyer by or on behalf of Seller (excluding drafts of any thereof) pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. Except for matters affecting the cable television industry generally, there is no fact known to Seller which could reasonably be expected to materially adversely affect the Business, any of the Systems or the Assets which has not been set forth in this Agreement.


                                   ARTICLE VI
                                   COVENANTS
                                   ---------

     SECTION 6.1 CERTAIN AFFIRMATIVE COVENANTS OF SELLER REGARDING THE SYSTEMS. Except as Buyer may otherwise consent in writing, between the date of this Agreement and Closing, Seller shall:

          (a) (i) operate the Business in the ordinary course of business consistent with Seller's past practices; (ii) perform all of its obligations under all of the Franchises, Licenses, and Contracts without breach or default; (iii) operate the Business in substantial compliance with all applicable Legal Requirements; (iv) continue the pricing, marketing, advertising, promotion and other activities with respect to the Business and each System (including without limitation billing, collection, subscriber, and construction and joint trenching matters) substantially and materially in the normal and ordinary course of business consistent with Seller's past practices; and (v) use its Commercially Reasonable Best Efforts to (A) preserve the current business organization of the Business intact, including preserving existing relationships with Persons having business with the Business, (B) keep available the services of its employees providing services in connection with the Business, and (C) maintain inventories of equipment and supplies at historic levels and consistent with good industry practices;

          (b) provide Buyer and its counsel, lenders, accountants, and other representatives access to the Business, the employees of the Business, the Owned real property and Leased Real Property, the other Assets and Seller's books and records relating to the Business during normal business hours, provided that such access shall not unreasonably disrupt the normal business operations of the Business, and provided further, that no investigation by Buyer shall affect or limit the scope of any representations and warranties of Seller herein or otherwise limit liability for any breach of such representations and warranties of Seller;

          (c) as soon as practicable after the date of this Agreement, and at its expense, make all filings, and exercise Commercially Reasonable Best Efforts to obtain in writing as promptly as practicable all approvals, authorizations and consents described on Schedule 5.3 and deliver to Buyer
                                              ------------
     copies thereof promptly upon receiving them;

          (d) promptly deliver to Buyer copies of any monthly and quarterly financial statements for the Business and other reports with respect to the operation of the Business regularly prepared by Seller at any time from the date hereof until Closing;

          (e) promptly inform Buyer in writing of any material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Business or the Assets, including, without limitation, (a) any damage, destruction, loss (whether or not covered by insurance) or other event materially affecting any of the Assets, the Systems or the Business, (b) any notice of violation, forfeiture or complaint under any Licenses or Franchises, or (c) anything which, if not corrected prior to the Closing Date, will prevent Seller from fulfilling any condition to Closing described herein;

          (f) continue to carry and maintain in full force and effect its existing bonds and casualty and liability insurance with respect to the Business through and including the Closing Date;

          (g) maintain its books, records and accounts with respect to the Assets and the operation of the Business in the usual, regular and ordinary manner on a basis consistent with past practices and pay, consistent with past practices, all accounts payable and other debts, liabilities and obligations relating to the Business;

          (h) maintain the Assets, including the plant and Equipment related thereto, in accordance with past practices and in compliance with the terms of this Agreement, fulfill installation requests in the normal course of business, and make routine capital expenditures in accordance with past practices and good industry practice which are necessary to maintain the normal operations of the Systems and the Business, including, but not limited to, completing ongoing line extensions, placing conduit or cable in new developments, fulfilling installation requests, and continuing work on existing construction projects;

          (i) continue to implement its procedures for disconnection and discontinuance of service to System subscribers whose accounts are delinquent in accordance with those in effect on the date of this Agreement;

          (j) report and write off Accounts Receivable in accordance with past practices;

          (k) withhold and pay when due all Taxes relating to employees of the Business, the Assets, and/or the System;

          (l) maintain service quality of the Systems at a level at least consistent with past practices;

          (m) file with the FCC all reports required to be filed under applicable FCC rules and regulations, and otherwise comply with all Legal Requirements with respect to the Business; and

          (n) effect and facilitate the transition of the operation of the Systems from Seller to Buyer as contemplated by this Agreement.

     SECTION 6.2 CERTAIN NEGATIVE COVENANTS OF SELLER. Except as Buyer may otherwise consent in writing, which consent may be withheld at Buyer's sole discretion, or as otherwise contemplated by this Agreement, between the date hereof and Closing, Seller shall not do or cause to be done any of the following:

          (a) enter into, modify, terminate, renew, suspend, or abrogate any Franchise, License or material Contract other than in the ordinary course of business, provided that for purposes of this clause (a) a material Contract shall mean a Contract pursuant to which Seller would incur either monetary liabilities which, after the Closing Date, would exceed $10,000 individually or liabilities in the aggregate in excess of $30,000 or a material non-monetary obligation;

          (b) enter into, modify, or renew any retransmission consent agreement other than an agreement which contains materially the same terms as such retransmission consent agreement which is indicated on Schedule 2.1(e)
                                                            --------------
     contains, provided that if Buyer does not participate in the negotiations of any new, modified or renewed retransmission agreement or if Buyer does not approve the terms of any such agreement, Buyer has the right to terminate this Agreement by written notice to the Seller. Seller shall not be entitled to recover any damages from the Buyer in connection with a termination pursuant to this Section 6.2(b);

          (c) sell, assign, lease or otherwise dispose of any of the Assets, unless such Assets are consumed or disposed of in the ordinary course of business or in conjunction with the acquisition of replacement property of equivalent kind and value, or are no longer used or useful in the business or operation of the Systems;

          (d) create, assume, or permit to exist any Lien upon any Asset other than Permitted Liens;

          (e) except as provided elsewhere herein (i) change customer rates for Basic Service or charges for remotes or installations, (ii) implement any tiering, re-tiering or repackaging of cable television programming offered by such System or make any other change in the programming services or channel positions (including the addition or deletion of any channels) of such System, or (iii) take any other action that would subject the rates for any tier of service to regulation;

          (f) seek amendments or modifications to existing Licenses, Franchises, or Contracts or accept or agree to accede to any modification or amendment to, or any condition to the transfer of, any of the Licenses, Franchises, Contracts or Real Property that may adversely affect Buyer;

          (g) enter into any transaction or permit the taking of any action or omit taking any action that would result in any of Seller's representations and warranties contained in this Agreement not being true and correct when made or at Closing;

          (h) increase the number of employees in the Business, increase the compensation or change any benefits available to employees of Seller who work in the Business except as required pursuant to the existing written agreements indicated on Schedule 5.7 or as otherwise expressly described on
                             ------------
     Schedule 5.7; and
     ------------

          (i) except as set forth in Section 6.5(b), not implement any new marketing program, policy or practice, or implement any rate change, retiering or repackaging.

     SECTION 6.3 FCC APPROVAL; FORMS 394.

          (a) Promptly after the execution of this Agreement, but no later than the twentieth (20th) Business Day after the date hereof, Seller shall, at its sole expense, make application to the FCC for the consent and approval of the FCC to the transfer of the ownership and operation of all FCC Licenses of the Systems from Seller to Buyer.

          (b) If not previously submitted, on or prior to the expiration of the fifteenth (15th) Business Day after the date of this Agreement, Seller and Buyer shall, each at its own expense, prepare and file properly prepared Applications for Franchise Authority consent to Assignment or Transfer of Control of Cable Television Franchise FCC 394 ("Forms 394") with the local Governmental Authorities that have issued franchises to Seller, and shall file all additional information required by such franchises or applicable local Legal Requirements or that the Governmental Authorities deem necessary or appropriate in connection with their consideration of the request of Seller or Buyer that such authority approve of the transfer of the Franchises to Buyer.

     SECTION 6.4 RELEASE OF CERTAIN LIENS, LITIGATION AND OTHER OBLIGATIONS. Seller shall take all necessary actions, including without limitation the discharging or other satisfaction of related claims and obligations, to cause the termination, release, removal or satisfaction on or prior to the Closing Date, of (i) all designated Permitted Liens listed on Schedule 5.4, and (ii)
                                                      ------------
all other outstanding liabilities and obligations relating to the Business other than subscriber and customer deposits and prepaid subscriber and customer fees, in each case without incurring any obligations on the part of Buyer or otherwise adversely affecting Buyer.

     SECTION 6.5 CERTAIN OTHER COVENANTS OF SELLER. Not later than August 30, 1996, Seller shall have caused the monthly cable television rates that are charged by Seller for individual basic service to be changed as set forth below:


               System:                 Current rate:             Changed Rate:
               ------                  ------------              ------------

               Nogales                 $20.75                    $22.00

               Rio Rico                $20.75                    $22.00

               Amado (no change)       $20.75                    $20.75

               Ajo                     $24.00                    $24.50


               In addition, a new franchise fee line item equal to 3% of items subject to franchise fees, shall be added to the monthly billing statement for subscribers of the Ajo System only, and a franchise fee line item shall continue to be added for all other Systems when applicable.

               In connection with the foregoing rate increases, Seller may add KQBN-TV Channel 14 (from Tucson) and the Cartoon Channel to the channel line-ups shown in Schedule 5.11 for Nogales and Rio Rico, and may modify other services if necessary to obtain channel position.

     SECTION 6.6 EMPLOYEE MATTERS.

          (a) Seller shall terminate all of its employees who primarily perform services with respect to the operations of the Systems immediately prior to Closing. Seller shall be responsible for and shall cause to be discharged and satisfied in full all amounts owed to any employee of Seller through the Closing Date, including wages, salaries, accrued vacation, any employment, incentive, compensation or bonus agreements, or other benefits or payments on account of termination, and shall indemnify and hold Buyer harmless from any Losses thereunder. Seller shall retain liability for all workers' compensation claims made by employees of the Business and the Systems filed on or before the Closing Date. Seller shall also retain liability for all workers' compensation claims filed by such employees after the Closing Date to the extent that such claims relate to any compensable injuries incurred prior to the Closing Date.

          (b) Buyer shall not assume or have any liability under any agreement with any individual related to such individual's employment in the Business at or prior to the Closing Date or bonus, incentive or other employee benefit plans maintained by Seller, including, without limitation, phantom stock plans, stock incentive plans, opportunity pay plans, long term cash and incentive compensation plans, covering persons employed by or who at any time prior to the Closing Date were employed in the Business. Seller shall take such actions as are necessary to ensure the preservation and delivery of all benefits accrued through the Closing Date, whether payable presently or at some future date, to employees of the Business in respect of any such bonus or incentive plans. Seller shall be responsible for and shall pay all amounts payable to all of its employees in connection with the termination of employment of any such employee on or before the Closing Date in connection with the transactions contemplated hereby, or otherwise, and also shall be responsible for all health insurance, vacation pay and other benefits payable to such employees for all periods prior to and including the Closing Date.

          (c) Seller shall be responsible for compliance with the notice and continuation coverage requirements of Section 4980B of the Code that arise with respect to the former employees of Seller and the Affected Employees (as defined in ERISA), on account of the transactions contemplated by this Agreement, if any.

          (d) Seller's long term disability plan shall be responsible for payment of any and all covered benefits, payable with respect to employment on or before the Closing Date and for thirty days thereafter, regardless of whether payment is required to be made after the Closing Date, for: (i) any individual who is currently receiving such benefits as of the Closing Date,
     (ii) any individual who becomes disabled prior to the Closing Date and who remains disabled for the length of any qualifying disability period, and
     (iii) any individual described in (i) and (ii) above whose disability ceases after the Closing Date and who subsequently becomes disabled prior to the expiration of ninety (90) days of active employment with Buyer, where such subsequent disability is a continuation of such prior disability for which benefits were due under Seller's or the System's welfare plan.

          (e) Except as otherwise provided in this Agreement, Seller shall retain, and Buyer shall not assume, any liabilities or obligations of Seller or any of its Affiliates to employees with respect to claims incurred and employment prior to the Closing Date.

          (f) Prior to or as of the Closing Date, Seller shall have made arrangements reasonably satisfactory to Buyer for termination of all deferred compensation, pension, 401 (k), or other similar employee benefits plans, which arrangements shall not create any liability or obligation for Buyer after Closing.

          (g) Buyer may offer (but is not obligated to offer) employment to any or all of the employees of Seller who primarily perform services with respect to the operations of the Systems as of the Closing Date. Buyer shall recognize the term of service with Seller of any employee of Seller hired by Buyer in determining such employee's vacation benefits under Buyer's vacation plan. Buyer also shall permit any former employee of Seller hired by Buyer to participate in Buyer's group health plan without imposing any waiting periods so long as such employee was covered by Seller's health plan immediately prior to the Closing. To the extent that accrued vacation time is included in the Current Items Amount, Buyer either shall permit any former employee of Seller who is hired by Buyer to take any such accrued vacation at whatever times the employee would have been entitled to take such vacation had the employee not left the employ of Seller, or shall pay such employee for any such accrued vacation time that such employee is not able to take under Buyer's vacation plan. Nothing in this statement of intent shall be construed to create any third party beneficiary rights in favor of any person not a party to this Agreement or to constitute an offer of employment, employment agreement or condition of employment for any of the employees of the Business.

     SECTION 6.7 WARN ACT. Seller shall give all notices required to be given under the Federal Workers Adjustment and Retraining Notification Act ("WARN Act") by any party related to or as a result of the transactions contemplated by this Agreement, and shall indemnify and hold Buyer harmless for any liability resulting from the failure of Seller and the Systems to do so. On the Closing Date, Seller shall deliver to Buyer a written description of any "employment loss," as defined in the WARN Act, which occurs at any time within the ninety (90) days prior to the Closing Date. For purposes of the WARN Act and this Section 6.7, "Closing Date" shall mean the "effective date" of the transactions contemplated by this Agreement, as defined in the WARN Act.

     SECTION 6.8 EXCLUSIVITY. Between the date of this Agreement and the earlier of the termination of this Agreement in accordance with its terms and the Closing Date, Seller shall not, and shall cause its Partners, officers, directors, employees, agents and representatives (including, without limitation, Waller Capital Corporation, any investment banker, attorney or accountant retained by Seller) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to the Business, engage in any negotiations concerning, or provide to any other Person any information or data relating to the Business, any of the Systems, the Assets, or Seller for the purposes of, or have any discussions with any Person relating to, or otherwise cooperate in any way with or assist or participate in, facilitate or encourage, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any effort or attempt by any other Person to seek or effect a sale of all or substantially all of the Assets, the Systems or the Business.

     SECTION 6.9  TITLE INSURANCE. Attached hereto as Schedule 6.9 are the title
                                                      ------------
commitments to the Owned Real Property which have been obtained by Seller. Seller represents, warrants and covenants that (a) title to the Owned Real Property is and on the Closing Date shall be insurable on substantially the same terms as set forth on the attached title commitments, and (b) a current survey of the Owned Real Property by a registered professional surveyor would not show any matter or thing that (i) violates any representation or warranty contained herein or (ii) does or could materially affect the Business. Seller will reasonably cooperate with Buyer if Buyer elects to obtain title insurance policies and boundary surveys indicating for each surveyed parcel (i) access from public rights of way, (ii) all improvements and (iii) encroachments across the parcel's boundary lines by such improvements or improvements by owners of adjacent parcels, for parcels of Owned Real Property or Leased Real Property, it being understood that Buyer shall have the sole responsibility for obtaining and paying for such policies and boundary surveys. The obtaining of title insurance and/or surveys shall not be a condition to the obligations of Buyer to consummate the transactions contemplated hereunder.

     SECTION 6.10 CONFIDENTIALITY. Any non-public information that either party ("Recipient Party") may obtain from the other ("Disclosing Party") in connection with this Agreement with respect to the Disclosing Party or the Systems shall be confidential and, unless and until Closing shall occur, Recipient Party shall not disclose any such information to any third party (other than its directors, officers, Partners and employees, and representatives of its advisers and lenders whose knowledge thereof is necessary in order to facilitate the consummation of the transactions contemplated hereby) or use such information to the detriment of Disclosing Party; provided that (a) Recipient may use and disclose any such information once it has been publicly disclosed (other than by Recipient Party in breach of its obligations under this Section) or that rightfully has come into the possession of Recipient Party (other than from Disclosing Party), and (b) to the extent that Recipient Party may become compelled by Legal Requirements to disclose any of such information, Recipient Party may disclose such information if it shall have made all reasonable efforts, and shall have afforded Disclosing Party the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed. If this Agreement is terminated, Recipient Party shall use all reasonable efforts to cause to be delivered to Disclosing Party, and retain no copies of, any documents, work papers and other materials obtained by or on the behalf of Recipient Party from Disclosing Party, whether so obtained before or after the execution hereof. The rights and obligations of Buyer and Seller under this Section shall survive Closing or the termination of this Agreement. Notwithstanding the foregoing, the following will not constitute a part of the information for the purposes of this
Section:


          (i) information that a party can show was known by the Recipient Party prior to the disclosure thereof by the Disclosing Party;

          (ii) information that is or becomes generally available to the public other than as a result of a disclosure directly or indirectly by the Recipient Party in breach of this Section 6.10;

          (iii) information that is independently developed by the Recipient Party; or

          (iv) information that is or becomes available to the Recipient Party on a non-confidential basis from a source other than the Disclosing Party, provided that such source is not known by the Recipient Party to be bound by any obligation or confidentiality in relation thereto.

     SECTION 6.11 SUPPLEMENTS TO SCHEDULES. Each of Seller and Buyer shall, from time to time prior to Closing, supplement the

Schedules to this Agreement with additional information that, if existing or known to it on the date of this Agreement, would have been required to be included in such Schedules. For purposes of determining the satisfaction of any of the conditions to the obligations of Buyer and Seller in Sections 7.1 and 7.2 and the liability of Seller or of Buyer following Closing for breaches of its representations and warranties under this Agreement, the Schedules to this Agreement shall be deemed to include only (a) the information contained therein on the date of this Agreement and (b) information added to the Schedules by written supplements to such Schedules delivered prior to Closing by the party making such amendment that (i) are accepted in writing by the other party or
(ii) reflect actions expressly permitted by this Agreement to be taken prior to Closing. Notwithstanding any information contained in the Schedules, all liabilities and obligations arising out of or relating to the operation of the Systems prior to the Closing Date shall be the responsibility of the Seller.

     SECTION 6.12 NOTIFICATION OF CERTAIN MATTERS. Each party will promptly notify the other party in writing of any fact, event, circumstance, action or omission (i) that, if known at the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement, or (ii) the existence or occurrence of which would cause any of such party's representations or warranties under this Agreement not to be true in any material respect, and with respect to clause (ii) the party responsible thereof or pursuant to this Agreement shall use commercially reasonable best efforts to remedy the same.

     SECTION 6.13 COMMERCIALLY REASONABLE BEST EFFORTS. Each party shall use Commercially Reasonable Best Efforts to take all steps within its power, and will cooperate with the other party, to cause to be fulfilled those of the conditions to the other party's obligations to consummate the transactions contemplated by this Agreement that are dependent upon its actions, and to execute and deliver such instruments and take such other commercially reasonable best actions as may be necessary to carry out the intent of this Agreement and consummate the transactions contemplated hereby.

     SECTION 6.14 CLOSING DATE FINANCIAL STATEMENTS. Seller shall promptly deliver to Buyer after Closing a true and complete copy of the unaudited balance sheet for the Business as of the Closing Date and the unaudited statements of profit and loss and cash flow of the Business for the period then ended, in each case the report format shall be that in which the Business's Financial Statements are presented. Not later than ninety (90) days after December 31, 1996, Seller shall deliver to Buyer an audited balance sheet and statements of income and cash flow of the Business for the period commencing January 1, 1996 and ending on the Closing Date.

     SECTION 6.15 CUSTOMER NOTIFICATION. As soon as reasonably practicable after execution of this Agreement and in accordance with Section 12.9, the parties shall jointly announce to the general public the transactions contemplated hereby. All reasonable additional costs and expenses actually incurred and related to mail notification of subscribers shall be borne and paid by Seller. Other means of notifying subscribers may be employed by either party, at the expense of the initiating party, but in no event shall any notification be initiated without the prior consent of the other party (which consent shall not be unreasonably withheld).

     SECTION 6.16 CONSENTS.

          (a) Seller will use Commercially Reasonable Best Efforts to obtain, at its own cost and expense as soon as practicable, the Required Consents, in form and substance reasonably satisfactory to Buyer. Seller and Buyer will use Commercially Reasonable Best Efforts to obtain, as soon as practicable, the Consents of Governmental Authorities; provided, that Commercially Reasonable Best Efforts for this purpose shall not require Buyer to agree to any change in any Contract or as a condition to obtaining any Consent, the effect of which is to make such Contract more burdensome to Buyer.

          (b) Following the Closing, Buyer will deliver promptly to the Governmental Authorities for those Governmental Permits transferred at Closing all bonds, letters of credit, indemnity agreements, or certificates of deposit required by such Governmental Authorities and will use its Commercially Reasonable Best Efforts to cooperate with Seller to obtain a release by such Governmental Authorities of Seller's bonds, letters of credit, indemnity agreements, and certificates of deposit.

     SECTION 6.17 RISK OF LOSS; CONDEMNATION.

          (a) Seller will bear the risk of any loss or damage to the Assets resulting from fire, theft or other casualty at all times prior to the Closing. If any such loss or damage is so substantial as to prevent normal operation of any portion of the Systems within five days after the occurrence of the event resulting in such loss or damage, Seller shall immediately notify Buyer of that fact and Buyer, at any time within ten days after receipt of such notice, may elect by written notice to Seller either (i) to waive such defect and proceed toward consummation of the acquisition of the Assets in accordance with this Agreement or (ii) to terminate this Agreement. If Buyer elects to consummate the acquisition of the Assets notwithstanding such loss or damage and does so, at Buyer's election (i) there will be an adjustment in the aggregate consideration to be paid for the Assets under Article II on account of such loss or damage and Seller shall be entitled to all insurance proceeds paid as a result of such loss or damage or (ii) all insurance proceeds paid or payable as a result of the occurrence of the event causing such loss or damage will be delivered by Seller to Buyer at the Closing or the rights to such proceeds will be assigned by Seller to Buyer at the Closing if not yet paid over to Seller.

          (b) If, prior to Closing, any portion of any System is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Authority having such power informs Seller or Buyer that it intends to condemn any portion of any System (such event being referred to herein, in either case, as a "Taking"), then Buyer may terminate this Agreement. If Buyer does not so elect to terminate this Agreement then (i) if the Closing occurs, Buyer shall have the sole right, in the name of Seller, if Buyer so elects, to negotiate for, claim, contest and (if the Closing occurs) receive all damages with respect to the Taking, (ii) Seller shall be relieved of its obligation to convey to Buyer the Asset or interests that are the subject of the Taking and (iii) at the Closing Seller shall assign to Buyer all of Seller's rights (including the right to receive payment of damages) with respect to such Taking and shall pay to Buyer all damages previously paid to Seller with respect to the Taking.

     SECTION 6.18 PHASE I STUDY. Within twenty (20) days after the execution of this Agreement, Seller shall, at its sole expense, commission a qualified engineering firm to conduct the Study in accordance with ASTM Standard 1527-94. Within three (3) business days of receipt of the completed Study, Seller shall promptly deliver the Study to Buyer. If Buyer notifies Seller in writing within thirty (30) Business Days from the date Buyer receives the report of the Study that the Study discloses the existence of any breach, or any facts which could be expected to result in a breach, of the representations of Seller contained in
Section 5.12, Seller shall promptly commence further investigation and/or remedial action to cure the condition at its expense prior to the Closing; provided that Seller shall not be obligated to spend more than $50,000 in the aggregate in its attempt to cure all such conditions. Seller shall notify Buyer within seven (7) days after its receipt of such written notice from Buyer if Seller determines that it is or will be unable to cure such conditions for $50,000 or less. If Seller exercises the right not to cure such conditions because the aggregate cost would exceed $50,000, Buyer may elect (i) to terminate this Agreement without waiver of any remedies available to Buyer hereunder or (ii) to waive such obligations, in which event Buyer shall receive a credit at the Closing in the amount, if any, by which $50,000 exceeds the aggregate amount paid by Seller to third parties in connection with curing such conditions and assume all liabilities and obligations in connection with such conditions and hold harmless and indemnify Seller from same in accordance with this Agreement, notwithstanding any provisions, including any representations and warranties of Seller, of this Agreement to the contrary and Seller shall have no liability under this Agreement or otherwise to Buyer related to or arising from such conditions.

     SECTION 6.19 UCC SEARCHES. Seller shall reimburse Buyer, no later than ten
(10) Business Days following receipt of the invoice therefor from Buyer, for the actual costs (other than attorney review in connection therewith) incurred by Buyer in obtaining Uniform Commercial Code lien, judgment and tax searches on the Assets, the Seller and the general partner of Seller prior to Closing and a bringdown certificate with respect thereto as of the Closing Date.


                                  ARTICLE VII
                             CONDITIONS PRECEDENT
                             --------------------

     SECTION 7.1 CONDITIONS TO BUYER'S OBLIGATIONS. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, any one or more of which may be waived by Buyer, in its sole discretion.

          (a) Accuracy of Representations and Warranties. The representations
              ------------------------------------------
     and warranties of Seller in this Agreement shall be true and accurate in all material respects at and as of Closing with the same effect as if made at and as of Closing, except for changes contemplated under this Agreement and except for representations and warranties made only at and as of a certain date.

          (b) Performance of Agreements. Seller shall have performed all
              -------------------------
     obligations and agreements and complied with all covenants in this Agreement to be performed and complied with by it at or before Closing, and no event which would constitute a breach of the terms of this Agreement on the part of Seller shall have occurred or be continuing. Notwithstanding the generality of the preceding sentence, Seller shall have strictly performed its obligations and agreements and strictly complied with its covenants set forth in Section 6.5.

          (c) Officer's Certificate. Buyer shall have received a certificate
              ---------------------
     executed by an executive officer of the general partner of Seller, dated as of Closing, reasonably satisfactory in form and substance to Buyer, certifying that the conditions specified in Sections 7.1(a) and (b) have been satisfied.

          (d) Legal Proceedings. There shall be no Legal Requirement, and no
              -----------------
Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation relating to any Legal Requirement, that enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated by this Agreement, and there shall be no Litigation pending or threatened that seeks or that, if successful, would have the effect of any of the foregoing.

          (e) Opinion of Seller's Counsel. Buyer shall have received an opinion
              ---------------------------
of Krys Boyle Golz Freedman & Scott, P.C., counsel to Seller, dated as of Closing, substantially in the form of Exhibit 7.1(e).
                                      --------------

          (f) Opinion of Seller's FCC Counsel. Buyer shall have received an
              -------------------------------
opinion of Cole, Raywid & Braverman, special communications counsel to Seller, dated as of Closing, substantially in the form of Exhibit 7.1(f).
                                                  -------------

          (g) Consents. Buyer shall have received evidence, in form and
              --------
substance reasonably satisfactory to it, that all consents, approvals and authorizations identified on Schedule 5.3 as Required Consents have been
                             ------------
obtained and remain in full force and effect; provided, however, that to the extent such Required Consents relate to consents by the FCC to assignments of Licenses, this condition shall be deemed met if such consents to assignment have been requested prior to Closing and Buyer is entitled to operate the Systems under such Licenses pursuant to conditional use authorizations from the FCC until the FCC's consent is received.

          (h) Noncompetition Agreement. Seller and R. Michael Kruger shall each
              ------------------------
have delivered to Buyer the Noncompetition Agreement duly executed by Seller and R. Michael Kruger, respectively.

          (i) Liens, Litigation and Other Obligations. Seller shall have
              ---------------------------------------
delivered evidence satisfactory to Buyer that all Liens, Litigation and other obligations or liabilities of the Systems that are to be terminated, released, removed, satisfied or waived prior to or as of the Closing Date under Section
6.4 have been so terminated, released, removed, satisfied or waived, or will be terminated, released, removed, satisfied or waived simultaneously with the Closing.

          (j) No Material Adverse Change. There shall not have been any material
              --------------------------
adverse change in the Assets, liabilities, financial condition, earnings or business prospects of the Systems or the Business, other than any change due to an event (other than an event described in the following proviso) that affects the cable television industry in general; provided, however, that for purposes of this Agreement, the actual regulation by any Governmental Authority of rates, charges or fees charged to the subscribers of any System shall be deemed to be a material adverse change in the financial condition and business prospects of such System.

          (k) Systems. The Systems shall include not less than 10,800 homes
              -------
     passed by energized cable (i.e., homes (including apartments and commercial
                                ----
     units) for which cable service may be provided solely by the installation of a drop line without addition of trunk or feeder cable or electronic components) and not more than 200 miles of energized cable plant, of which not more than 70 miles are of underground construction.

          (1) Transfer Documents. Seller shall have delivered to Buyer
              ------------------
     customary bills of sale, general warranty deeds, assignments and other instruments of transfer sufficient to convey good and marketable title to the Assets in accordance with the terms of this Agreement and otherwise in form and substance reasonably satisfactory to Buyer and its counsel.

          (m) Other Documents. All other documents and certificates and other
              ---------------
     items required to be delivered under this Agreement by Seller to Buyer at or prior to Closing shall have been delivered or shall be tendered at the Closing.

          (n) Material Adverse Change. The financial institutions providing
              -----------------------
     financing to Buyer to consummate the transactions contemplated by this Agreement shall not have exercised the Material Adverse Change clause under the financing commitment letters provided to Buyer.

     SECTION 7.2 CONDITIONS TO SELLER'S OBLIGATIONS. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, any one or more of which may be waived by Seller, in its sole discretion:

          (a) Accuracy of Representations. The representations and warranties of
              ---------------------------
     Buyer in this Agreement shall be true and accurate in all material respects at and as of Closing with the same effect as if made at and as of Closing except for changes contemplated under this Agreement and except for representations and warranties made only at and as of a certain date.

          (b) Performance of Agreements. Buyer shall have performed in all
              -------------------------
     material respects all obligations and agreements and complied in all material respects with all covenants in this Agreement to be performed and complied with by it at or before Closing, and no event that would constitute a material breach of the terms of this Agreement on the part of Buyer shall have occurred or be continuing.

          (c) Officer's Certificate. Seller shall have received a certificate
              ---------------------
     executed by an executive officer of Buyer, dated as of Closing, reasonably satisfactory in form and substance to Seller, certifying that the conditions specified in Sections 7.2(a) and (b) have been satisfied.

          (d) Legal Proceedings. There shall be no Legal Requirement, and no
              -----------------
     Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation relating to any Legal Requirement, that enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated hereby, and there shall be no Litigation pending or threatened that seeks or that, if successful, would have the effect of any of the foregoing.

          (e) Opinion of Buyer's Counsel. Seller shall have received an
              --------------------------
     opinion of Cooperman Levitt Winikoff Lester & Newman, P.C., general counsel to Buyer, dated as of Closing, substantially in the form of Exhibit 7.2(e).
                                                                 --------------

          (f) Other Documents. All other documents certificates, and other items
              ---------------
     required to be delivered under this Agreement by Buyer to Seller at or prior to Closing shall have been delivered or shall be tendered at the Closing.


                                 ARTICLE VIII
                                    CLOSING
                                    -------

     SECTION 8.1 CLOSING; TIME AND PLACE.

          (a) Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement ("the Closing") shall be held at the offices of Cooperman Levitt Winikoff Lester & Newman, P.C., 800 Third Avenue, 30th Floor, New York, New York 10022, at 10:00 a.m., local time, on November 30, 1996, or at such earlier or later date as may be agreed upon by Seller and Buyer (the "Closing Date"). Seller and Buyer shall, without modifying or expanding their obligations hereunder, exercise their diligent, good faith efforts to cause the Closing to occur as quickly as reasonably possible.

          (b) If at any time prior to the scheduled Closing Date, all of the conditions contained in Article VII have been met or waived, Buyer may give notice to Seller of the Closing. Such notice shall state a date and time, not less than ten

     Business Days from the date of such notice, for Closing to occur.

          (c) If on November 30, 1996, all of the conditions contained in
     Article VII have not been met or waived, then the Closing shall be deferred until all such conditions have been met or waived but not to a date later that December 31, 1996. Upon the last of the conditions being so met or waived, Seller or Buyer may give notice to the other of the Closing, which notice shall state a date and time, not less than ten Business Days from the date of such notice, for the Closing to occur.

     SECTION 8.2 SELLER'S OBLIGATIONS. At Closing, Seller shall deliver or cause to be delivered to Buyer the following:

          (a) Bill of Sale. Executed counterparts of a Bill of Sale and
              ------------
     Assignment and Assumption Agreement relating to the Assets in the form of
     Exhibit 8.2(a) (the "Bill of Sale");
     -------------

          (b) Deeds. General warranty deeds in form and substance reasonably
              -----
     satisfactory to buyer conveying to Buyer the Owned Real Property;

          (c) Officer's Certificate. The certificate described in Section
              ---------------------
     7.1(c);

          (d) Evidence of Authorizing Actions. Evidence reasonably satisfactory
              -------------------------------
     to Buyer that Seller has taken all action necessary to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby;

          (e) Opinion of Seller's Counsel. The opinion described in Section
              ---------------------------
     7.1(e);

          (f) Opinion of Seller's FCC Counsel. The opinion described in Section
              -------------------------------
     7.1(f);

          (g) Vehicle Titles. Title certificates to all vehicles that constitute
              --------------
     Assets, endorsed for transfer of title to Buyer, and any separate bills of sale and other vehicle title transfer documentation required by the laws of the State of Arizona or such county or other state in which such vehicles are titled;

          (h) Documents and Records. All (i) existing blueprints, schematics,
              ---------------------
     working drawings, plans, specifications, projections, statistics, engineering records, original plant records, construction, and as-built maps relating to the Systems, (ii) customer lists, files and records used by the Seller in connection with the operation of the Systems, including lists of all pending subscriber hook-ups, disconnects and all repair orders, supply orders and any other records pertinent to the operation of the Systems, and (iii) personnel files and records relating to the employees of the Systems who have accepted Buyer's offer of employment after the Closing Date. Delivery of the foregoing shall be deemed made to the extent such lists, files, and records are located as of the Closing Date at any of the offices included in the Owned Real Property or the Leased Real Property;

          (i) Noncompetition Agreements . The Noncompetition Agreements, duly
              -------------------------
     executed by each of Seller and R. Michael Kruger;

          (j) Incumbency. An incumbency certificate of Seller and the general
              ----------
     partner of Seller evidencing the authority of the entitles and individuals who are signatories to this Agreement and each other Transaction Documents to which Seller it is a party; and

          (k) Other. Such other documents and instruments, including, but not
              -----
     limited to, such documents or instruments evidencing the satisfaction of the conditions set forth in Section 7.1(i) hereof, as shall be necessary to effect the intent of this Agreement and consummate the transactions contemplated hereby.

     SECTION 8.3 BUYER'S OBLIGATIONS. At Closing, Buyer shall deliver or cause to be delivered to Seller the following:

          (a) Purchase Price and Current Items Amount. The Purchase Price plus
              ---------------------------------------
     or minus the Current Items Amount, the Subscriber Adjustment and Escrow, as determined in accordance with the provisions of Section 2.7(a);

          (b) Bill of Sale. Executed counterparts of the Bill of Sale in the
              ------------
     form of Exhibit 8.2(a);

          (c) Officer's Certificate. The certificate described in Section
              ---------------------
     7.2(c);

          (d) Evidence of Authorizations. Evidence reasonably satisfactory to
              --------------------------
     Seller that Buyer has taken all action necessary to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby;

          (e) Incumbency. An incumbency certificate of Buyer evidencing the
              ----------
     authority of the entities and individuals who are signatories to this Agreement and each other Transaction Documents to which Buyer is a party;

          (f) Opinion of Buyer's Counsel. The opinion described in Section
              --------------------------
     7.2(e); and

          (g) Other. Such other documents and instruments as shall be necessary
              -----
     to effect the intent of this Agreement and consummate the transactions contemplated hereby.


                                  ARTICLE IX
                                  TERMINATION
                                  -----------

     SECTION 9.1 TERMINATION EVENTS. This Agreement may be terminated and the transactions contemplated hereby may be abandoned as follows:

          (a) At any time, by the mutual agreement of Buyer and Seller;

          (b) By either Buyer or Seller upon written notice to the other, if the other is in material breach or default of its respective covenants, agreements, or other obligations herein, or if any of its representations herein are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate, and such breach, default or failure is not cured by the earlier of (i) thirty (30) days of receipt of notice that such breach, default or failure exists or has occurred, or (ii) December 31, 1996;

          (c) By either Buyer or Seller upon written notice to the other, if any conditions to its obligations set forth in Sections 7.1 and 7.2, respectively, shall not have been satisfied on or before the Closing Date for any reason other than a breach or default by such party of its respective covenants, agreements, or other obligations hereunder, or any of its representations herein not being true and accurate when made or when otherwise required by this Agreement to be true and accurate; or

          (d) As otherwise provided herein.

     SECTION 9.2 EFFECT OF TERMINATION. If this Agreement shall be terminated pursuant to Section 9.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 6.10, 10.1, 10.2, 12.1, and 12.8. Termination of this Agreement pursuant to Section 9.1(b) shall not limit or impair any remedies that Buyer or Seller may have with respect to a breach or default by the other of its covenants, agreements or obligations hereunder.

     SECTION 9.3 FINANCING CONTINGENCY. Buyer shall have the right to terminate this Agreement without any monetary penalty to Buyer (other than the forfeiture by Buyer of the Earnest Money Payment paid to Seller pursuant to Section 2.4(b) hereof) upon the occurrence of either of the following events: (a) Buyer shall provide written notice to Seller on or before the later of forty-five (45) Business Days from the date hereof or September 15, 1996 that Buyer is not able to obtain sufficient financing to consummate the purchase and sale contemplated by this Agreement, or (b) Buyer shall provide written notice to Seller at any time before the Closing Date that Buyer has received written notification from its senior lender for this transaction that there has been a material adverse change in either the Systems or the cable television business generally that is sufficient to cause such lender to refuse to finance Buyer's purchase of the Systems from Seller (in which event a copy of such written notification from Buyer's lender shall accompany Buyer's written notification to Seller).


                                   ARTICLE X
                                   REMEDIES
                                   --------

     SECTION 10.1 DEFAULT BY BUYER. If Buyer shall default in the performance of its obligations under this Agreement in any material respect or if, as a result of Buyer's breach of its obligations pursuant to this Agreement, the conditions precedent to Seller's obligation to close specified in Section 7.2 are not satisfied, and Seller shall not then be in default in the performance of its obligations hereunder in any material respect, Seller shall be entitled, as its sole remedy, to terminate this Agreement by written notice to Buyer and to recover its actual out-of-pocket costs and expenses (including reasonable attorneys and other professional fees) incurred in connection with the execution of this Agreement and the satisfaction of its obligations hereunder, but not including consequential, punitive or exemplary damages, or any other damages. Seller agrees that such damages shall not exceed the amount of the Escrow Amount.

     SECTION 10.2 DEFAULT BY SELLER. If Seller shall default in the performance of its obligations under this Agreement in any material respect or if, as a result of Seller's breach of its obligations pursuant to this Agreement, the conditions precedent to Buyer's obligation to close specified in Section 7.1 are not satisfied, and Buyer shall not then be in default in the performance of its obligations hereunder in any material respect, Buyer shall be entitled, at Buyer's sole option, either:

          (a) to require Seller to consummate and specifically perform the sale in accordance with the terms of this Agreement, if necessary through injunction or other court order or process, and to recover any damages, costs and expenses incurred by Buyer in connection therewith; or

          (b) to terminate this Agreement by written notice to Seller, and to recover its out-of-pocket costs and expenses (including reasonable attorneys and other professional fees) in connection with the execution of this Agreement and the satisfaction of its obligations hereunder, but not including consequential, punitive or exemplary damages, or any other damages.


                                  ARTICLE XI
                                INDEMNIFICATION
                                ---------------

     SECTION 11.1 INDEMNIFICATION BY SELLER. From and after Closing, Seller shall indemnity and hold harmless Buyer from and against any and all Losses arising out of or resulting from the following:

          (a) Any representations and warranties made by Seller in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate, except for Losses that relate to any circumstance, act or omission constituting a breach of any representation or warranty by Seller or failure by Seller to comply with any of its covenants, agreements or obligations hereunder of which Buyer has received notice and which Buyer has waived in writing;

          (b) Any breach or default by Seller in the performance of its covenants, agreements, or obligations under this Agreement;

          (c) Any liabilities relating to employees of Seller or any Partner working for the Systems asserted under any Legal Requirement or otherwise pertaining to any labor or employment matter arising out of conditions existing or actions or events occurring prior to the Closing Date;

          (d) Any liabilities and obligations arising out of or relating to the operation of the Systems prior to the Closing Date, including, without limitation, the Retained Liabilities and Obligations;

          (e) Any claims made by creditors with respect to noncompliance with any bulk sales law relating to this Agreement and the transactions contemplated hereby; and

          (f) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempt to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

     SECTION 11.2 INDEMNIFICATION BY BUYER. From and after Closing, Buyer shall indemnify and hold harmless Seller and each Partner from and against any and all Losses arising out of or resulting from the following:

          (a) Any representations and warranties made by Buyer in this Agreement not being true and accurate when made or when required by this Agreement to be true and accurate, except for Losses that relate to any circumstance, act or omission constituting a breach of any representation or warranty by Buyer or failure by Buyer to comply with any of its covenants, agreements or obligations hereunder of which Seller has received notice and which Seller has waived in writing;

          (b) Any breach or default by Buyer in the performance of its covenants, agreements, or obligations under this Agreement;

          (c) Any of the Assumed Obligations and Liabilities;

          (d) Any liabilities relating to employees of Seller hired by Buyer pursuant to Section 6.6 arising after the Closing Date asserted under any federal, state or local law or regulation or otherwise pertaining to any labor or employment matter arising out of conditions existing or actions or events occurring subsequent to the Closing Date;

          (e) Any liabilities and obligations arising out of or relating to the operation of the Systems subsequent to the Closing Date; and

          (f) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempt to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

     SECTION 11.3 INDEMNIFIED THIRD PARTY CLAIM.

          (a) If any Person not a party to this Agreement shall make any demand or claim or file or threaten to file or continue any Litigation with respect to which Buyer or Seller is entitled to indemnification pursuant to Sections
    11.1 or 11.2, respectively, then within ten (10) days after notice (the "Notice") by the party entitled to such indemnification (the "Indemnitee") to the other (the "Indemnitor") of such demand, claim or Litigation, the Indemnitor shall have the option, at its sole cost and expense, to retain counsel for the Indemnitee (which counsel shall be reasonably satisfactory to the Indemnitee), to defend any such Litigation. Thereafter, the Indemnitee shall be permitted to participate in such defense at its own expense, provided that, if the named parties to any such Litigation (including any impleaded parties) include both the Indemnitor and the Indemnitee or, if the Indemnitor proposes that the same counsel represent both the Indemnitee and the Indemnitor and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then the Indemnitee shall have the right to retain its own counsel at the cost and expense of the Indemnitor, unless the Indemnitor shall acknowledge in writing its indemnity obligation, in which event the retention by Indemnitee of its own counsel shall be at its cost and expense. If the Indemnitor shall fail to respond within ten (10) days after receipt of the Notice, the Indemnitee may retain counsel and conduct the defense of such Litigation as it may in its sole discretion deem proper, at the sole cost and expense of the Indemnitor.

          (b) The Indemnitee shall provide reasonable assistance to the Indemnitor and provide access to its books, records and personnel as the Indemnitor reasonably requests in connection will the investigation or defense of the indemnified Losses. The Indemnitor shall promptly upon receipt of reasonable supporting documentation reimburse the Indemnitee for out-of-pocket costs and expenses incurred by the latter in providing the requested assistance.

          (c) In the event that Indemnitor desires to compromise or settle any such claim, Indemnitee shall have the right to consent to such settlement or compromise; provided, however, that if such compromise or settlement is for money damages only and will include a full release and discharge of Indemnitee, and Indemnitee withholds its consent to such compromise or settlement, Indemnitor and Indemnitee agree that (1) Indemnitor's liability shall be limited to the amount of the proposed settlement and Indemnitor shall thereupon be relieved of any further liability with respect to such claim, and (2) from and after such date, Indemnitee will undertake all legal costs and expenses in connection with such claim and shall indemnify Indemnitor from any further liability or obligation to such third party in connection with such claim in excess of the amount of the proposed settlement. If Indemnitor fails to defend any claim within a reasonable time, Indemnitee shall be entitled to assume the defense thereof, and Indemnitor shall be liable to Indemnitee for its expenses reasonably incurred, including attorney's fees and payment of any settlement amount or judgment.

     SECTION 11.4 DETERMINATION OF INDEMNIFICATION AMOUNTS AND RELATED MATTERS.

          (a) In calculating amounts payable to an Indemnitee hereunder, the amount of the indemnified losses shall be reduced by the amount of any insurance proceeds paid to the Indemnitee for such Losses.

          (b) Subject to the provisions of Section 11.3, all amounts payable by the Indemnitor to the Indemnitee in respect of any Losses under Sections 11.1 or 11.2 shall be payable by the Indemnitor as incurred by the Indemnitee.

          (c) The provisions of Sections 11.3 and 11.4 shall be applicable to any claim for indemnification made under any other provision of this Agreement and all references in Sections 11.3 and 11.4 to Sections 11.1 and
     11.2 shall be deemed to be references to such other provisions of this Agreement.

     SECTION 11.5 TIME AND MANNER OF CERTAIN CLAIMS. Except as otherwise provided herein, the representations, warranties and covenants of Buyer and Seller in this Agreement shall survive Closing for a period of twelve (12) months except for representations, warranties and covenants (i) relating to title, ownership, employee benefit matters, Copyright Act matters and Taxes, which shall survive until the expiration of the applicable statute of limitations and (ii) relating to environmental matters, which shall survive until the third anniversary of the Closing Date, and Buyer's and Seller's rights to make claims dated thereafter shall likewise expire and be extinguished on such dates. Neither Seller nor Buyer shall have any liability under Sections 11.1(a) or 11.2(a), respectively, unless a claim for Losses for which indemnification is sought thereunder is asserted by the party seeking indemnification by written notice to the party from whom indemnification is sought within the applicable survival period.


                                  ARTICLE XII
                                 MISCELLANEOUS
                                 -------------

     SECTION 12.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each of the parties shall pay its own expenses and the fees and expenses of its counsel, accountants, and other experts in connection with this Agreement.

     SECTION 12.2 WAIVERS. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking the action of compliance with any representation, warranty, covenant or agreement contained herein or in any document delivered pursuant hereto. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

     SECTION 12.3 NOTICES. All notices, requests, demands, applications, services of process, and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by facsimile transmission, delivered by overnight or other courier service, or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

          To Seller:     Saguaro Cable TV Investors, L.P.
                         c/o Arizona And Southwest Cable, Inc.
                         513 Wilcox Street, Suite 230
                         Castle Rock, Colorado 80104
                         Attn:  R. Michael Kruger, President
                         Telecopy:  (203) 688-5001


          Copies (which shall not constitute notice) to:

                         Krys Boyle Golz Freedman
                          & Scott, P.C.
                         Dominion Plaza, Suite 2700 South
                         600 Seventeenth Street
                         Denver, Colorado 80202-5427
                         Attn:  Stanley F. Freedman, Esq.
                         Telecopy: (303) 893-2882

          To Buyer:      Mediacom LLC
                         90 Crystal Run Road, Suite 406-A
                         Middletown, New York 10940
                         Attn: Rocco B. Commisso, Manager
                         Telecopy: (914) 692-9099

          Copies (which shall not constitute notice) to:

                         Cooperman Levitt Winikoff
                            Lester & Newman, P.C.
                         800 Third Avenue, 30th Floor
                         New York, New York 10010
                         Attn:  Robert L. Winikoff, Esq,
                         Telecopy: (212) 755-2839

or to such other address as any party shall have furnished to the other by notice given in accordance with this Section. Such notice shall be effective,
(i) if delivered by courier service or by facsimile transmission, upon actual receipt by the intended recipient, or (ii) if mailed, upon the earlier of five
(5) days after deposit with the U. S. Postal Service or the date of delivery as shown on the return receipt therefor.

     SECTION 12.4 ENTIRE AGREEMENT; AMENDMENTS. This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may not be modified orally, but only by an agreement in writing signed by the party or parties against whom any waiver, change, amendment, modification, or discharge may be sought to be enforced.

     SECTION 12.5 BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of and will be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Neither Buyer nor Seller shall assign this Agreement or delegate any of its duties hereunder to any other Person without the prior written consent of the other, provided, that Buyer may assign this Agreement to any Affiliate of Buyer without the prior written consent of Seller. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under or by reason of this Agreement.

     SECTION 12.6 HEADINGS, SCHEDULES, AND EXHIBITS. The section and other headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement. Reference to schedules and exhibits shall, unless otherwise indicated, refer to the schedules or exhibits attached to this Agreement, which shall be incorporated in and constitute a part of this Agreement by such reference.

     SECTION 12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument.

     SECTION 12.8 PUBLICITY. Seller and Buyer shall consult with and cooperate with the other with respect to the content and timing of all press releases and other public announcements, and any oral or written statements to Seller's employees concerning this Agreement and the transactions contemplated hereby. Neither Seller nor Buyer shall make any such release, announcement, or statements without the prior written consent of the other, which shall not be unreasonably withheld or delayed; provided, however, that Seller or Buyer may at any time make any announcement required by Legal Requirements so long as such party, promptly upon learning of such requirement, notifies the other of such requirement and consults with the other in good faith with respect to the wording of such announcement.

     SECTION 12.9 GOVERNING LAW. The validity, performance, and enforcement of this Agreement and all transaction documents, unless expressly provided to the contrary, shall be governed by the laws of the State of Arizona without giving effect to the principles of conflicts of law of such state. Each party hereby submits to the jurisdiction of the appropriate courts of the State of Arizona and agrees to be served with legal process from any of such courts. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purpose of any such suit, action, proceeding or judgment and further waives any claim that any such suit, action, proceeding or judgment has been brought in an inconvenient forum.

     SECTION 12.10 THIRD PARTIES; JOINT VENTURES. This Agreement constitutes an agreement solely among the parties hereto, and, except as otherwise provided herein, is not intended to and will not confer any right, remedies, obligations, or liabilities, legal or equitable, including any right of employment on any Person (including but not limited to any employee or former employee of Seller) other than the parties hereto and their respective successors or assigns, or otherwise constitute any Person a third party beneficiary under or by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the parties hereto partners or participants in a joint venture.

     SECTION 12.11 CONSTRUCTION. This Agreement has been negotiated by Buyer and Seller and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

     SECTION 12.12 ARBITRATION. Except for claims for injunctive relief under
Section 6.10, claims for damages or specific performance pursuant to Section
10.1 or 10.2 and third-party claims by one party against the other in any action or proceeding commenced by unaffiliated persons or firms, all claims, disputes and differences hereunder shall be determined by arbitration under the rules then obtaining of the American Arbitration Association in Arizona. If $50,000 or more is at issue, the matter shall be heard by a panel of three arbitrators. In such case, Seller and Buyer shall each designate one disinterested arbitrator, and the two arbitrators so designated shall select the third arbitrator. Buyer and Seller agree that in any dispute submitted for arbitration in connection herewith, the "non-prevailing" party shall pay all fees and expenses of the arbitration proceedings incurred by the "prevailing" party if the amount of award granted to the "prevailing" party is in excess of the award, if any, granted to the "non-prevailing" party; otherwise each party shall pay its own fees and expenses and one-half of the arbitration fees and expenses.

     SECTION 12.13 FURTHER ACTS. Buyer and Seller shall, without further consideration, execute and deliver such further instruments and documents and do such other acts and things as the other may reasonably request in order to confirm the transactions contemplated by this Agreement. Without limiting the foregoing,

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Seller shall deliver to Buyer any and all checks, drafts or other forms of payment received in respect of any of the Accounts Receivable acquired by Buyer pursuant to the terms of this Agreement and any of the Accounts Receivable subsequent to the Closing Date derived from the operations of the Business.



               [Remainder of this page intentionally left blank;
                             Signatures to follow]

     IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the date first written above.


                           BUYER:

                           MEDIACOM LLC

                           BY: /s/ Rocco B. Commisso
                             ---------------------------------
                              Name: Rocco B. Commisso
                              Title:  Manager


                           SELLER:

                           SAGUARO CABLE TV INVESTORS, L.P.

                           BY:  Arizona and Southwest Cable, Inc.,
                                its General Partner

                           BY: _______________________________
                                Name:  R. Michael Kruger
                                Title:  President

SOLELY FOR PURPOSES
OF SECTION 3.2:

________________________________
R. MICHAEL KRUGER

     IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the date first written above.



                                    BUYER:

                                    MEDIACOM LLC

                                    By: ______________________________
                                         Name:  Rocco B. Commisso
                                         Title:  Manager


                                    SELLER:

                                    SAGUARO CABLE TV INVESTORS, L.P.

                                    By:  Arizona and Southwest Cable, Inc.
                                         its General Partner

                                    By: /s/ R. Michael Kruger
                                       -------------------------------
                                        Name:  R. Michael Kruger
                                        Title:  President


SOLELY FOR PURPOSES
OF SECTION 3.2:

/s/ R. Michael Kruger
--------------------------------
R. Michael Kruger

                                  SCHEDULES TO

                            ASSET PURCHASE AGREEMENT

                           DATED AS OF AUGUST 29 1996

                                    BETWEEN

                                  MEDIACOM LLC


                                      AND

                        SAGUARO CABLE TV INVESTORS, L.P.


     Notwithstanding anything contained in these Schedules, all liabilities relating to the operation of the Business prior to Closing shall be the sole responsibility of Seller.